UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Versant Media Group, Inc.
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Notice of 2026 Annual
Meeting of Shareholders
and Proxy Statement

Message from Our CEO and Our Independent Chairman

DEAR FELLOW SHAREHOLDERS,
2025 was a defining year for Versant. We completed the work to establish ourselves as a standalone public company and advanced our focused strategy: invest in premium content, extend the reach of our iconic brands, and accelerate growth of digital platforms. Today, Versant is an independent media and entertainment company built for long-term growth and value creation.
Our portfolio enjoys leadership positions in four large and growing markets: business news and personal finance; political news and opinion; golf and athletics participation; and sports and genre entertainment. Versant’s brands reach approximately 100 million people each month, with about 60% of our audience from live news and sports—categories especially valued by audiences, distributors and advertisers.
In 2025, we strengthened our competitive position. We secured long-term sports rights with the WNBA, League One Volleyball, the USGA, and the PGA. We expanded key partnerships, announced new direct-to-consumer offerings for MS NOW, CNBC and Fandango, and increased digital engagement across platforms. We also completed the acquisitions of INDY Cinema Group and, in early 2026, Free TV Networks, building our presence in film theatrical distribution and over-the-air television.
Transitioning our business model remains central to our strategy. Non-Pay TV platforms represented 17% of revenue in 2024 and 19% in 2025. Over the next three to five years, with the launch of several new digital initiatives, we are targeting approximately 33% of revenue from Non-Pay TV sources and, over time, closer to 50%. This evolution will make our business even more durable and position us for sustained growth.
Our financial performance and disciplined capital allocation support our strategy. In 2025, Versant generated approximately $6.7 billion in revenue, $930 million in net income attributable to Versant, $2.2 billion in Standalone Adjusted EBITDA with Standalone Adjusted EBITDA margins above 30%. Our Board declared the Company’s first quarterly dividend of $0.375 per share and approved a $1 billion share repurchase authorization—underscoring our commitment to balanced capital allocation, continued investment in growth, and meaningful returns to shareholders.
Strong governance and accountability are fundamental to our business. We assembled an experienced Board and built a leadership framework and culture grounded in trust, transparency and teamwork. These principles define our culture and guide how we make decisions, collaborate and enable our people to perform at their best to deliver sustainable long-term value.
During 2025, the Versant organization executed a complex separation while continuing to deliver for audiences, partners, and shareholders. Our team’s work established the foundation for Versant’s next chapter.
We begin our first year as an independent company with a clear strategy, flexibility to invest prudently, and a strong operational focus on execution. Our foremost priority is to create long-term shareholder value.
On behalf of the Board and our leadership team, thank you for your continued support and confidence in Versant.
Sincerely,

Mark Lazarus	David Novak
Chief Executive Officer	Chairman of the Board

NOTE ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “would,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “opportunity,” “strategy,” “future,” “goal,” “commit,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections, forecasts or assumptions of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events and reflect our beliefs regarding such future events and do not represent historical facts or statements of current condition. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the competitive environment; consumer behavior; programming distribution agreements; the advertising market; our brands and reputation; consumer acceptance of our content; growth of our digital platforms; use and protection of our intellectual property; cyber attacks or incidents, information or security breaches or technology disruptions; weak economic conditions; labor disputes; laws and regulations; network rebrands; adverse decisions in litigation or governmental investigations; investments and acquisitions; our separation from Comcast Corporation; obligations associated with being a public company; our indebtedness; and the other risks and uncertainties discussed in our Annual Report on Form 10-K under the caption entitled “Risk Factors” and in other reports we file with the U.S. Securities and Exchange Commission (the “SEC”).
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Except as required by law, we undertake no obligation to update or revise publicly any of these forward-looking statements after the date of this proxy statement to conform our prior statements to actual results, revised expectations or otherwise.
Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this proxy statement.

Versant Media Group, Inc.	i	2026 Proxy Statement

Street, City, State 00000 (000) 000-0000
Notice of 2026 Annual Meeting
of Shareholders

Date June 25, 2026	Time Online check-in opens: 9:45 a.m. ET Meeting begins: 10:00 a.m. ET	Place Meeting live via the internet: www.virtualshareholdermeeting.com/VSNT2026	Who Can Vote Shareholders of record on April 14, 2026

VOTING ITEMS

Proposals		Board Voting Recommendation

1	Election of the 10 director nominees named in this proxy statement	FOR ALL
2	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2026	FOR
3	Approval, on a non-binding, advisory basis, of the frequency of future non-binding advisory votes to approve named executive officer compensation	ONE YEAR
4	Approval of the Versant Media Group, Inc. Employee Stock Purchase Plan	FOR
The full text of these proposals is set forth in the accompanying proxy statement. Only shareholders of record on April 14, 2026 may vote and participate during the meeting. If the meeting is adjourned because a quorum is not present, then shareholders who attend the reconvened meeting will constitute a quorum for the purpose of acting upon the matters presented at that meeting pursuant to the rules described in “Information about Stock Ownership - Outstanding Shares and Voting Rights” in the attached proxy statement.
We recommend that you review further information on the process regarding, and deadlines applicable to, voting and attending the 2026 annual meeting of shareholders (the “Annual Meeting”) under “Other Information.” The Notice of Internet Availability of Proxy Materials is being mailed, and the attached proxy statement is being made available, to our shareholders beginning on April 23, 2026.
Your vote is important. Please vote your shares promptly. To vote your shares, you can:

Internet Use the internet, as described in the Notice of Internet Availability of Proxy Materials and on your proxy card.	Phone Call the toll-free telephone number set forth in the attached proxy statement and on your proxy card.	Mail Complete, sign and date your proxy card and return your proxy card by mail.

Jordan R. Fasbender General Counsel & Corporate Secretary April 23, 2026	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 25, 2026: Our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available at www.proxyvote.com.

Versant Media Group, Inc.	ii	2026 Proxy Statement

Versant Media Group, Inc.	iii	2026 Proxy Statement

Versant Media Group, Inc.	iv	2026 Proxy Statement

Proxy Statement Summary

ABOUT VERSANT
Versant Media Group, Inc., together with our subsidiaries (“Versant”, the “Company”, “we”, “our”, “us”) is a leading media and entertainment business that operates in four core markets: political news and opinion, business news and personal finance, golf and athletics participation and sports and genre entertainment. We serve these markets primarily through a strong portfolio of brands comprised of television networks operating primarily in the United States, including MS NOW, CNBC, USA Network, Golf Channel, E!, SYFY and Oxygen, and our complementary digital platforms GolfNow, Fandango and Rotten Tomatoes.
On January 2, 2026, Versant became an independent public company following its spin-off (the “Spin-Off”) from Comcast Corporation (“Comcast”) and on January 5, 2026, Versant’s Class A common stock began trading under the ticker symbol “VSNT” on the Nasdaq Global Select Market LLC (“Nasdaq”).
2025 BUSINESS HIGHLIGHTS
2025 FINANCIAL PERFORMANCE

$6.69B | Total Revenue	$930M | Net Income Attributable to Versant

$2.42B | Adj. EBITDA[1]	$2.18B | Standalone Adj. EBITDA[1]

2025 OPERATING HIGHLIGHTS
In 2025, Versant strengthened its leadership across four large and growing markets and executed against its strategic priorities.
Political News and Opinion: MS NOW was the most watched network on election night in November 2025 and, for the full year, generated nearly 8 billion views across TikTok and YouTube, along with more than 140 million podcast downloads. MS NOW also announced plans to introduce a direct-to-consumer platform centered on community, access and exclusive content in 2026.
Business News and Personal Finance: CNBC built upon its position as the #1 global business news brand, delivering more than 6,000 hours of live on-air coverage and expanding coverage through a multi-year exclusive partnership with Kalshi. CNBC also announced plans to launch a next-generation direct-to-consumer subscription service tailored to retail investors.
Golf and Athletics Participation: Golf Channel delivered more than 2,000 hours of live coverage, more than all other networks combined, across 200+ events and extended its USGA partnership through 2032. The GolfNow platform booked a record 40 million annual rounds across 9,000 courses worldwide.
1 Non-GAAP financial measure. See "Supplemental Disclosure Regarding Non-GAAP Financial Information" in Appendix B for further      information and reconciliations to the most comparable GAAP measures.

Versant Media Group, Inc.	1	2026 Proxy Statement

Sports and Genre Entertainment: USA Sports expanded its premium sports portfolio with Pac-12 football and basketball, while further strengthening its leadership in women’s sports through agreements with the WNBA and League One Volleyball. In Entertainment, Fandango announced plans to launch an ad-supported streaming service in 2026, and USA Network delivered the #1 scripted cable original premiere of 2025 with The Rainmaker.
Strategic Acquisitions: Versant completed the acquisitions of Free TV Networks in the first quarter of 2026, expanding national over-the-air distribution, and INDY Cinema Group in the fourth quarter of 2025, enhancing Fandango’s offering for cinema operators. These acquisitions reinforce Versant’s strategy to extend distribution, deepen engagement, and create new audience touchpoints across both existing and new platforms.
RETURNING CAPITAL TO SHAREHOLDERS
In connection with the Company’s full-year 2025 earnings announcement in early 2026, the Board declared a quarterly cash dividend of $0.375 per share and authorized the repurchase of up to $1 billion of the Company’s outstanding Class A common stock.

$0.375 | Quarterly Cash Dividend	$1B | Repurchase Authorization

COMMUNITY IMPACT
At Versant, we believe purpose fuels performance. As a newly formed company, we are building a unified Community Impact strategy that harnesses the collective power of our brands, employees, and audiences to create meaningful change. Grounded in the belief that business can be a force for good, we focus our efforts where our expertise, platforms, and people can make the greatest difference.
Our approach prioritizes long-term, strategic collaborations, active employee participation, and brand-led initiatives that ensure Community Impact is integrated into our business strategy and positioned for sustained growth.
Our Community Impact strategy centers on four key themes: Education, Empowerment, Opportunity, and Goodwill.

EDUCATION	EMPOWERMENT	OPPORTUNITY	GOODWILL

Through these pillars, we seek to expand civic awareness and financial literacy, create mentorship and career pathways, open doors to unique experiences, and support communities with compassion and teamwork. We align our philanthropic investments and volunteerism with our business strengths — leveraging storytelling, experiential access, and brand reach to amplify impact. Together, these efforts represent the foundation of Versant’s Community Impact vision — one that unites our brands, empowers our people, and strengthens the communities we serve.

Versant Media Group, Inc.	2	2026 Proxy Statement

MEETING AGENDA ITEMS

Proposals	Board Voting Recommendation	Page

Proposal 1: Election of Directors Election of the 10 director nominees named in this proxy statement	FOR ALL	7

Proposal 2: Ratification of Appointment of Independent Auditors for 2026 Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2026	FOR	31

Proposal 3: Advisory, Non-Binding Vote on the Frequency of Future Advisory, Non-Binding Votes to Approve Named Executive Officer Compensation Vote, on a non-binding, advisory basis, on the frequency of future non-binding advisory votes to approve named executive officer compensation	ONE YEAR	41

Proposal 4: Approval of Versant Media Group, Inc. Employee Stock Purchase Plan Approval of an employee stock purchase plan to provide eligible employees the opportunity to acquire shares of our Class A common stock	FOR	42

Versant Media Group, Inc.	3	2026 Proxy Statement

BOARD OF DIRECTORS NOMINEES
The Board of Directors of Versant Media Group, Inc. (the ‘‘Board’’) has nominated a slate composed of 10 talented director nominees with skill sets, experiences and professional backgrounds representing a range of perspectives and characteristics that are particularly relevant to Versant’s business and strategic objectives, as reflected in their biographies in the section titled “The Board of Directors—Director Nominee Biographies.”
Board Snapshot
*As our Board was constituted in connection with the Spin-Off, all of our independent directors have a tenure of less than one year.

Rebecca S. Campbell, 65 Independent Director Committee Membership: Audit Committee	Mark Lazarus, 62 Chief Executive Officer Committee Membership: None

Creighton Condon, 70 Independent Director Committee Membership: Nominating and Corporate Governance Committee (Chair)	W. Scott Mahoney, 60 Independent Director Committee Membership: Nominating and Corporate Governance Committee

Michael A. Conway, 59 Independent Director Committee Membership: Compensation and Culture Committee	Maritza Montiel, 74 Independent Director Committee Membership: Audit Committee (Chair)

David Eun, 59 Independent Director Committee Membership: Nominating and Corporate Governance Committee	David Novak, 73 Independent Chairman of the Board Committee Membership: Compensation and Culture Committee

Gerald L. Hassell, 74 Committee Membership: Compensation and Culture Committee (Chair)	Leonard A. Potter, 64 Independent Director Committee Membership: Audit Committee

Versant Media Group, Inc.	4	2026 Proxy Statement

CORPORATE GOVERNANCE HIGHLIGHTS
Versant is committed to good governance practices that protect and promote the long-term value of the Company for its shareholders. The Board regularly reviews our governance practices with the goal of maintaining practices that reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its shareholders.

Director Independence and Oversight

•Independent Board: 9 of 10 directors are independent
•Independent Board Chair: Separation of the roles of Chairman and Chief Executive Officer, and independent Board Chairman
•Independent Board Committees: All members of Board committees are independent
•Opportunity for executive sessions at every Board and committee meeting
•Compensation and Culture Committee directly retains independent compensation consultant

Board Performance

•Annual Board and committee evaluations overseen by the Nominating and Corporate Governance Committee
•Board/committee oversight of strategy, significant company risks and community impact matters
•Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy
•Annual Board and Compensation and Culture Committee development and review of succession planning
•Ongoing director education

Corporate Governance

•Director “overboarding” policy
•Frequent and robust shareholder engagement program
•Annual director elections
•No “poison pill”
•Proxy access bylaw
•Comprehensive recoupment (“clawback”) policy for executive compensation
•No automatic cash severance payments upon a change in control
•Robust stock ownership requirements for executive officers and non-employee directors
•Prohibition on hedging and pledging of Versant securities

Ethics and Compliance

•Independent, anonymous complaint process
•Code of Conduct applies to all employees and directors, reinforces our core values and helps drive our workplace culture of com
•Insider Trading Policy cover directors, officers and all employees
•Oversight and ongoing enhancement of compliance programs

Versant Media Group, Inc.	5	2026 Proxy Statement

EXECUTIVE COMPENSATION
We are committed to governance practices that protect and promote the long-term value of the Company for its shareholders. The Compensation and Culture Committee will regularly review our executive compensation programs, which are summarized below, so that they continue to reflect best practices, the evolving governance landscape, and align executive and shareholder interests.

✓	What We Do	✗	What We Don’t Do

✓	Deliver a majority of executive compensation opportunities through performance-based, at-risk pay	✗	Guaranteed annual cash bonuses or equity compensation

✓	Set challenging short- and long-term incentive objectives that align with shareholder value creation	✗	Executive incentive plans without caps on maximum payouts

✓	Maintain a peer group for aligning pay opportunities with prevailing market competitive practices	✗	Single-trigger cash payments in connection with a change in control

✓	Maintain robust stock ownership guidelines for executives and directors, with minimum ownership levels defined by role	✗	Excise tax gross-ups on payments made in connection with a change in control

✓	Maintain a compensation clawback policy covering performance-based compensation consistent with SEC rules and Nasdaq listing standards.	✗	Dividends or dividend equivalents paid on unvested restricted stock units or unearned performance stock units

✓	Provide double-trigger change-in-control cash severance protection	✗	Hedging or pledging of our equity

✓	Offer market-competitive benefits for executives that are generally consistent with those provided to the rest of our employees	✗	Supplemental executive retirement plans

✓	Consult with an independent compensation consultant on compensation levels and practices	✗	Significant executive perquisites

Versant is a newly formed independent public company following the completion of our Spin-Off from Comcast in January 2026. Versant consists of portions of Comcast’s historical businesses, was not operated as a distinct business unit or division of Comcast prior to the Spin-Off and has new management serving as our executive officers following the Spin-Off. As such, in accordance with applicable SEC rules, compensation information for our named executive officers for periods before the Spin-Off is not required to be disclosed herein.

Versant Media Group, Inc.	6	2026 Proxy Statement

PROPOSAL ONE:
Election of Directors

✓	Our Board unanimously recommends that shareholders vote “FOR ALL” with respect to the election of the 10 nominees for director.

THE BOARD OF DIRECTORS
The Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated 10 individuals to the Board to serve until the next annual meeting of shareholders. If elected, each director nominee will hold office until the 2027 annual meeting of shareholders and their successor is duly elected and qualified, unless their office is vacated earlier in accordance with our amended and restated bylaws (the “bylaws”). The 10 directors who are standing for election at the Annual Meeting are all currently serving on the Board and are named below. Each of the nominees has consented to serve if elected.
Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy "FOR ALL" with respect to the election as directors of the nominees named in this proxy statement. If any nominee becomes unwilling or unable to serve as a director for good cause, the Board may propose another person in place of that nominee, and the individuals designated as your proxies will vote to elect that proposed person. Alternatively, the Board may decide to reduce the number of directors constituting the full Board in accordance with the bylaws.
Under the Company’s Corporate Governance Guidelines, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of such director’s duties, including by attending meetings of the shareholders of the Company and meetings of the Board and committees of which such director is a member. The Board believes that having a broad range of talents, experiences, perspectives, skills and expertise is important in order to provide sound and prudent guidance with respect to all of the Company’s operations and interests and to reflect its shareholders, employees, viewers and customers. Our director nominees have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations. Collectively, they possess substantive knowledge and skills applicable to our businesses. In addition to those qualifications, our director nominees collectively possess skill sets that are directly relevant to the Company’s evolving business and strategic objectives. In renominating directors for election at our Annual Meeting, the Nominating and Corporate Governance Committee and Board have determined that each of our director nominees is currently in compliance with our Corporate Governance Guidelines and has sufficient time, energy and attention to serve on our Board.

Versant Media Group, Inc.	7	2026 Proxy Statement

DIRECTOR SKILLS AND EXPERIENCE
Consistent with the Company’s Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee is charged with establishing Board membership criteria, which are reviewed periodically with the Board, and recommends individuals for membership on the Board. As baseline director qualifications, our Board seeks, and each of our directors possesses, key attributes that we deem critical in being a director, including strong and effective decision-making, communication and leadership skills; high ethical standards, integrity and values; and a commitment to representing the long-term interests of our shareholders. Our Board, and the Nominating and Corporate Governance Committee in turn, also consider certain director qualifications and skills, including those highlighted below, and seek directors that bring to the Board a range of experiences, viewpoints, perspectives, professional knowledge, business expertise, financial expertise, industry knowledge, entrepreneurial background and experience, and high-level business management experience to oversee and address the current issues facing our company. Among other things, we currently have two women and eight men on the Board as well as three racially/ethnically diverse directors.  All final recommendations and selections are based on merit, and the contributions Board members bring or are expected to bring to the Board. The Nominating and Corporate Governance Committee and the Board assess their effectiveness in this regard in connection with the annual Board evaluation process.
The Board is comprised of highly skilled directors who bring a diverse range of skills and experiences to the Board's oversight role. The following table summarizes the key skills and experiences of each director nominee. Further details about each individual's experiences and qualifications are set forth in their individual biographies.

	Rebecca S. Campbell	Creighton Condon	Michael A. Conway	David Eun	Gerald L. Hassell	Mark Lazarus	W. Scott Mahoney	Maritza Montiel	David Novak	Leonard A. Potter

Executive Management	●	●	●	●	●	●	●	●	●	●
Relevant Industry Experience	●	●		●	●	●	●	●	●
Technology and Innovation	●		●	●	●	●	●	●
Strategic Information	●		●	●	●	●	●	●	●	●
Financial/Accounting	●				●		●	●	●	●
Business Development, Mergers and Acquisitions, and Capital Markets		●	●	●	●		●	●	●	●
Risk Management	●				●			●		●
Human Capital Management	●		●	●	●	●	●		●
Legal and Regulatory		●			●			●		●
Public Company Experience	●	●	●	●	●	●	●	●	●	●
Non-Profit, Education & Philanthropic Experience	●	●		●	●	●		●	●	●

Versant Media Group, Inc.	8	2026 Proxy Statement

DIRECTOR NOMINEE BIOGRAPHIES
The tables below present information, including age, term of office, committee memberships, independence, professional highlights, qualifications, education, and other public company directorships held in the past five years, for each person nominated for election as a director at the Annual Meeting. Each nominee possesses skills and experience which makes him or her an important component of the Board as a whole. While consideration of the information presented below regarding each nominee’s specific experiences, qualifications, attributes and skills led our Board to the conclusion that he or she should serve as a director, we also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Versant and our Board.

Rebecca S. Campbell
Career Highlights:
•Interim Chief Executive Officer, Meow Wolf, Inc., a leading arts and entertainment company, 2025 – 2026
•Chairman, International Content & Operations, The Walt Disney Company (“Disney”), a multinational entertainment and media company, 2022 – 2023
•Chairman, International Operations and Direct-to-Consumer, Disney, 2020 – 2022
•President of Disneyland Resort, Disney, 2019 – 2020
•President of Europe, Middle East & Africa, Disney, 2018 – 2019
•President of the ABC Owned Television Stations & ABC Daytime Television, Disney, 2010-2018
Skills and Qualifications:
Rebecca S. Campbell is the former Chairman of International Content and Operations at The Walt Disney Company. After spending over two decades within Disney and having served as a Board Member of Broadcast Music, Inc. (BMI), Ms. Campbell continues to display her proficiency in navigating the evolving landscape of the entertainment industry. From May 2025 to April 2026, she served as the Interim Chief Executive Officer, a leading arts and entertainment company known for its immersive multimedia experiences and large-scale interactive art installations and currently serves on its Board of Directors. She also serves on the Board of the Philadelphia Inquirer, a news organization. Additionally, she is involved with Big Brothers Big Sisters of Greater Los Angeles, serving first as a board member and now as a trustee. Mrs. Campbell brings to the Board a distinguished career in global media and entertainment, including senior leadership positions overseeing international operations and direct-to-consumer platforms, and driving strategy and distribution for one of the world’s most recognized brands. She has successfully managed large-scale organizations across multiple regions and driven growth through innovative audience engagement strategies, with particular expertise in scaling global direct-to-consumer businesses. We believe her deep industry knowledge and global perspective strengthen the Board’s ability to navigate an evolving media landscape.

Former Chairman of International Content and Operations, The Walt Disney Company Age: 65 Director since: January 2026 Committees: Audit

Versant Media Group, Inc.	9	2026 Proxy Statement

Creighton Condon
Career Highlights:
•Of Counsel, Allen Overy Shearman Sterling LLP (“A&O Shearman”), a global law firm, 2024 – 2026
•Partner, Shearman & Sterling LLP, 1991 – 2023
•Senior Partner, Shearman & Sterling LLP, 2012 – 2018
•Global Mergers and Acquisition Practice Group Leader, Shearman & Sterling LLP, 2012 – 2012
•European Managing Partner, Shearman & Sterling LLP, 2008 – 2012
Skills and Qualifications:
Creighton Condon is Of Counsel at the global law firm of A&O Shearman until April 30, 2026. He previously served as Shearman & Sterling’s Senior Partner, European Managing Partner and Global Mergers and Acquisitions Practice Group Leader. He has advised clients on mergers, acquisitions, divestitures and joint ventures and counsels boards of directors and special committees on governance matters, change of control transactions, shareholder activism and complex structural issues. Mr. Condon also serves as Chairman of the Board of One to World, a non-profit organization advancing international understanding in the Fulbright tradition. Mr. Condon has extensive experience in the media, entertainment and sports industries. We believe Mr. Condon is qualified to serve on our Board given his decades of experience advising multinational companies and boards on high-stakes transactions and governance matters. We believe his extensive cross-border mergers and acquisitions experience and deep familiarity with the media, entertainment and sports sectors equip him to provide valuable perspective on legal and regulatory risks in our industry.

Of Counsel at Allen Overy Shearman Sterling LLP Age: 70 Director since: January 2026 Committees: Nominating and Corporate Governance (Chair)

Versant Media Group, Inc.	10	2026 Proxy Statement

Michael A. Conway
Career Highlights:
•Chief Executive Officer of Starbucks North America, Starbucks Corporation (“Starbucks”), a multinational coffee house and specialty coffee retailer, 2024 – 2024
•Group President, Starbucks International and Global Channel Development, 2021 – 2024
•Executive Vice President and President, Starbucks International Licensed Markets, Starbucks, 2020 – 2021
•Executive Vice President and President, Starbucks Canada, Starbucks, 2018 – 2020
•Executive Vice President and President, Licensed Stores, U.S. and Latin America, Starbucks, 2016 – 2018
•Executive Vice President and President, Global Channel Development, Starbucks, 2013 – 2016
Skills and Qualifications:
Michael A. Conway is the former Chief Executive Officer of Starbucks North America and a seasoned veteran driving growth in consumer-packaged goods and retail industries. Prior to joining Starbucks, he worked at Johnson & Johnson, serving as worldwide President of McNeil Nutritional, and Campbell Soup Company, serving as Vice President for the Adult Simple Meals Division of the Campbell Soup Company. For the past 10 years, Mr. Conway has served as a Board Director at McCormick. Mr. Conway’s career leading Starbucks’ domestic and international businesses has given him deep experience managing complex operations across multiple geographies and distribution channels. He has a track record of expanding into new markets, strengthening brand loyalty and driving revenue growth. We believe his insight into global supply chains, customer engagement and brand management will be a valuable resource to our Board.

Former Chief Executive Officer of Starbucks North America Age: 59 Director since: January 2026 Committees: Compensation and Culture Other Current Public Company Directorships: McCormick & Company Inc.

Versant Media Group, Inc.	11	2026 Proxy Statement

David Eun
Career Highlights:
•Advisor, Kanza AI, a generative AI platform focused on health, wellness and medicine, 2025 – Present
•Operating Partner, Valo Ventures, a venture capital investment firm, 2021 – 2023
•President and Chief Innovation Officer, Samsung Electronics, 2012 – 2020
•President, AOL Media and Studios, 2010 – 2011
•Vice President and Global Head, Content Partnerships and Business Development, YouTube, 2007 – 2010
Skills and Qualifications:
David Eun is an Advisor to Kanza AI, an AI startup focused on healthcare. He was also Co-Founder of Alakai Group, an investment firm. Previously, Mr. Eun served as President and Chief Innovation Officer of Samsung Electronics, where he founded Samsung NEXT, an innovation group focused on startup investments, M&A and new business creation. He began his career at NBC and later held senior leadership roles at Google, YouTube, AOL and Time Warner. He serves on the Board of Directors of Howard Hughes Holdings Inc. and is the Chair of its Technology Committee. Mr. Eun has spent his career at the intersection of technology, media and investment, building new businesses and fostering innovation inside some of the world’s largest companies. He has launched and scaled technology platforms, forged strategic partnerships across industries and led investment initiatives targeting emerging companies. We believe his ability to identify disruptive trends and translate them into actionable strategies offers the Board a forward-looking perspective on innovation and market development.

Advisor to Kanza AI Director since: January 2026 Committees: Nominating and Corporate Governance Other Current Public Company Directorships: Howard Hughes Holdings Inc.

Versant Media Group, Inc.	12	2026 Proxy Statement

Gerald L. Hassell
Career Highlights:
•Chairman, The Bank of New York Mellon Corporation (“BNY”), 2011 – 2018
•Chief Executive Officer, BNY, 2011 – 2017
Skills and Qualifications:
Gerald L. Hassell is the former Chairman and Chief Executive Officer of The Bank of New York Mellon Corporation. During his career at BNY, Mr. Hassell had direct management responsibility for the company’s broad range of banking and investment services businesses, including asset servicing and issuer, broker-dealer, treasury and clearing services, as well as operations and technology. He is a former director of Comcast and MetLife. Over a career spanning more than four decades at BNY, Mr. Hassell developed deep expertise in leading large, highly regulated financial institutions. As Chairman and the CEO, he navigated dynamic market cycles, oversaw operational transformations and managed relationships with regulators, institutional clients and diverse stakeholders. We believe his experience in risk management, corporate governance and strategic planning brings seasoned judgment and long-term perspective to our Board.

Former Chairman and Chief Executive Officer of the Bank of New York Mellon Corporation
Age: 74
Director since: January 2026
Committees: Compensation and Culture
Former Public Company Directorships:
Comcast Corporation
MetLife, Inc.

Versant Media Group, Inc.	13	2026 Proxy Statement

Mark Lazarus
Career Highlights:
•Various leadership roles at NBCUniversal Media, LLC, a mass media and entertainment company and subsidiary of Comcast (“NBCUniversal”) from 2011-2025, including Chairman of the NBCUniversal Media Group, 2023-2025
•President of Media and Marketing, CSE, 2008 – 2010
•President, Turner Entertainment Group, 2003 – 2008
Skills and Qualifications:
Mark Lazarus is the Chief Executive Officer of Versant. Mr. Lazarus has served in various roles at NBCUniversal since 2011, including Chairman of NBCUniversal Media Group where he oversaw the company’s TV and Streaming platforms, distribution and monetization. Prior to joining NBCUniversal, Mr. Lazarus was President of Media and Marketing at CSE from 2008 to 2010 and served as President of Turner Entertainment Group from 2003 to 2008. Mr. Lazarus is on the Board of Governors of the Boys and Girls Clubs of America and serves on the board of directors for the East Lake Foundation and Hilton Grand Vacations. He is a graduate of Vanderbilt University. Mr. Lazarus’ qualifications for election include his service as Chief Executive Officer of Versant and his previous service in various leadership roles at NBCUniversal since 2011.

Chief Executive Officer of Versant Media Group, Inc. Age: 62 Director since: January 2026 Committees: None Other Current Public Company Directorships: Hilton Grand Vacations Inc.

W. Scott Mahoney
Career Highlights:
•Chairman and Chief Executive Officer, Peter Millar LLC, a premium apparel company, 2005 – Present
Skills and Qualifications:
W. Scott Mahoney is the Chairman and Chief Executive Officer of Peter Millar LLC. Prior to acquiring the golf apparel company in partnership with Sea Island Company, Mr. Mahoney gained insight into the golf and retail industry while working at Polo Ralph Lauren. There, he established a strong foundation for his later extensive background in brand development. Mr. Mahoney is also on the board of directors of Fleet Feet, a running-inspired company founded in 1976. Mr. Mahoney has extensive experience building premium consumer brands, most recently as the Chief Executive Officer of Peter Millar. Under his leadership, the company expanded its product portfolio, strengthened its wholesale and direct-to-consumer channels and grew its presence in domestic and international markets. We believe his expertise in brand positioning, retail operations and muti-channel growth strategies provides the Board with practical insight into building a successful consumer business.

Chairman and Chief Executive Officer of Peter Millar LLC Age: 60 Director since: January 2026 Committees: Nominating and Corporate Governance

Versant Media Group, Inc.	14	2026 Proxy Statement

Maritza Montiel
Career Highlights:
•Deputy Chief Executive Officer and Vice Chairman of U.S. Business, Deloitte & Touche LLP (“Deloitte”), 2011 – 2014
•Various positions, Deloitte, 1973 – 2011
Skills and Qualifications:
Maritza Montiel is the former Deputy Chief Executive Officer and Vice Chairman of Deloitte & Touche LLP’s U.S. Business. Ms. Montiel’s client base ranged across various industries in both the commercial and federal sectors. Prior to her appointment as Deputy CEO, she led the firm’s U.S. regions and was tasked with managing the design and implementation of Deloitte University, the firm’s leadership development center and the largest single investment in the firm’s history. She is currently on the Board of Directors for Royal Caribbean Group and a former director of McCormick, Comcast, and AptarGroup. Ms. Montiel brings to our Board more than four decades of experience in public accounting, risk and audit, including her tenure at Deloitte. She has overseen complex audits for large, multinational companies, advised on financial reporting and internal controls and guided organizations through compliance and governance requirements. We believe her deep technical expertise in accounting and audit matters enhances the Board’s oversight of financial integrity and risk management.

Former Deputy Chief Executive Officer and Vice Chairman of Deloitte & Touche LLP’s U.S. Business
Age: 74
Director since: December 2025
Committees: Audit
Other Current Public Company Directorships:
Royal Caribbean Cruises Ltd.
Former Public Company Directorships:
AptarGroup, Inc.
Comcast Corporation McCormick & Company, Inc.

Versant Media Group, Inc.	15	2026 Proxy Statement

David Novak
Career Highlights:
•Founder of David Novak Leadership, Inc., which provides online leadership training to transform managers into confident, capable, engaging leaders, 2020 – Present
•Executive Chairman of the Board, Yum! Brands, Inc., 2015 – 2016
•Chairman of the Board (2001 – 2014) and Chief Executive Officer (2000 – 2014), Yum! Brands, Inc
Skills and Qualifications:
David Novak is the Co-Founder and former Chairman and CEO of Yum! Brands, Inc., one of the world’s largest fast-food restaurant operators. Mr. Novak is also the Founder of David Novak Leadership, the parent organization to four nonprofits that focus on leadership development and hosts the podcast, How Leaders Lead with David Novak. He was previously Chief Operating Officer of PepsiCo and is a former director of Comcast and JP Morgan. We believe that Mr. Novak is qualified to serve as the Chairman of our Board given his previous executive leadership positions, including as Chairman and CEO of Yum! Brands, and his wealth of knowledge on marketing, consumer brands, global growth strategies and international business. Mr. Novak also has deep experience with corporate spin-offs, having led the separation of PepsiCo’s restaurant division to form Tricon Global Restaurants, which later became Yum! Brands. Throughout his career, Mr. Novak has demonstrated an exceptional ability to lead and manage large teams, uniting employees through increased engagement, recognition and talent development.

Founder of David Novak Leadership, Inc.
Age: 73
Director since: January 2026
Committees: Compensation and Culture
Former Public Company Directorships:
Comcast Corporation
Yum! Brands, Inc.
JP Morgan Chase & Co.

Versant Media Group, Inc.	16	2026 Proxy Statement

Leonard A. Potter
Career Highlights:
•President and Chief Investment Officer, Wildcat Capital Management, LLC, a registered investment advisor, 2011 – Present
•Founder and Senior Managing Director, Vida Ventures, a biotech venture fund management company, 2017 – Present
•Managing Director – Private Equity, Soros Fund Management LLC, 2002 – 2009
Skills and Qualifications:
Leonard A. Potter founded Wildcat Capital Management, LLC, a registered investment advisor, and serves as its CEO and Chief Investment Officer. Mr. Potter has also served as a founder and senior managing director of Vida Ventures, a biotech venture fund, since its inception. He has extensive experience as a Board Director and has served or continues to serve on a number of boards, including Hilton Grand Vacations Inc., SLR Capital Partners, and SuRo Capital Corporation. Mr. Potter brings to the Board more than three decades of experience in private equity, venture capital and corporate finance. He has led investments across a wide range of industries, served on numerous public and private company boards and advised companies through complex mergers, acquisitions and strategic transactions. We believe his deep understanding of capital markets, corporate governance and investment strategy adds valuable financial and strategic insight to the Board.

President and Chief Investment Officer of Wildcat Capital Management, LLC
Founder and Senior Managing Director, Vida Ventures
Age: 64
Director since: January 2026
Committees: Audit
Other Current Public Company Directorships: Hilton Grand Vacations Inc.
SLR Investment Corp.
SuRo Capital Corporation

Versant Media Group, Inc.	17	2026 Proxy Statement

Corporate Governance

GOVERNANCE OVERVIEW
Our goal is to maintain robust governance practices and a strong ethical culture that benefits the long-term interests of our shareholders. The Company, with the oversight of the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of shareholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of our business. The Company’s corporate governance and compliance practices include:
•Independent Oversight. The vast majority of the current directors serving on the Board (90%) are independent directors, and the Board is being led by an independent Chairman. In addition, all standing Board committees are comprised of independent directors. Executive sessions of independent directors are held regularly without management present.
•Committee Charters. Each Board committee operates under a written charter that has been approved by the Board and will be annually reviewed and, if necessary, amended.
•Board and Committee Self-Evaluations. The Nominating and Corporate Governance Committee has oversight of the annual evaluation of the Board and its committees.
•Frequent and Robust Shareholder Engagement. The Company has a robust shareholder engagement program pursuant to which the Company participates in investor conferences and holds numerous meetings with shareholders to discuss various topics, including its financial performance, strategy, corporate governance, corporate responsibility practices and executive compensation program.
•No Poison Pill. The Company does not have a poison pill in place.
•Dual-Class Capital Structure. The Board believes that a dual-class capital structure is appropriate and in the best long-term interests of the Company and its shareholders. As such, the Board will regularly assess its dual-class capital structure, including various considerations in respect of such structures, such as their effects on economic performance and investment in innovation, anti-takeover protections they offer, and unique benefits for media companies, in particular, allowing them to pursue independent journalism.
•Board Oversight of Risk. The Board oversees the identification, monitoring and management of the Company’s risks and, with or through its committees as appropriate, regularly receives periodic updates from, and discusses with, senior management on risks the Company faces, including operational, strategic, legal and regulatory, financial and reputational risks and the Company’s plans to address them. The independent directors also discuss the Company’s significant risks when they meet in executive session without management. In addition, each of the Board’s committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee by providing guidance and reports to the full Board with respect to these risks as appropriate.
•Stock Ownership Guidelines. The Compensation and Culture Committee maintains robust stock ownership guidelines for our named executive officers and non-employee directors to ensure the close alignment of their interests with those of other long-term shareholders.
•Clawback Policy. We have adopted a clawback policy consistent with SEC rules and the rules of Nasdaq (the “Nasdaq Rules”) that requires our executive officers to repay erroneously awarded performance-based compensation following certain corrections to our financial statements.
•No Automatic Cash Severance Payments Upon a Change in Control. We only provide for double-trigger change-in-control cash severance protection.
•Prohibition on Hedging and Pledging. We prohibit all directors and executive officers from engaging in hedging transactions, including options (such as puts or calls) or other financial instruments (such as forward contracts, equity swaps, collars or exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. We also prohibit all directors and executive officers from pledging Company securities. For more information, please refer to the section titled “Insider Trading Policy” below.

Versant Media Group, Inc.	18	2026 Proxy Statement

•Succession Planning. The Board and Compensation and Culture Committee engage in periodic review of short and long-term succession plans for members of senior management.
•Corporate Governance Guidelines and Other Corporate Governance Policies. The Board has adopted our Corporate Governance Guidelines and charters for our Audit Committee, Compensation and Culture Committee and Nominating and Corporate Governance Committee, each of which assist the Board in the exercise of its responsibilities and serve as a framework for the effective governance of the Company.
•Ethics & Compliance. Our Code of Conduct, which applies to all Versant employees and directors, reinforces our core values and helps drive our workplace culture of compliance, ethical standards, integrity and accountability. The Board supervises the enforcement of the Code of Conduct and other Company policies through the Company’s compliance program, with the assistance of the Audit Committee, which oversees the content and operation of the program.
•Workplace Civility and Respect. The Code of Conduct, Corporate Governance Guidelines and Respect in the Workplace Policy affirm the Company’s commitment to corporate policies that create a safe, productive and welcoming workplace for all of the Company’s employees and support of our core values.
•Oversight and Ongoing Enhancement of Compliance Programs. The Company has adopted several operational compliance policies and programs to effectuate and supplement the principles set forth in the Code of Conduct, including an Anti-Bribery and Anti-Corruption Policy, an Anti-Money Laundering and Financial Crimes Policy, an Insider Trading Policy, a U.S. Government Interactions and Political Activities Policy, an International Trade Controls Policy, a Competition Law Policy, a Conflicts of Interest Policy and a Respect in the Workplace Policy. The Audit Committee oversees the Company’s compliance program, including the Company’s Code of Conduct and the Company’s policies and procedures for monitoring compliance. All employees, officers and directors are required to complete periodic training on the key elements of these policies and the Code of Conduct.
•Insider Trading Policy. The Company maintains a policy governing the purchase, sale, and other transactions in the Company’s securities, which applies to the members of the Board, officers and employees, as well as certain family members and controlled entities. The policy also addresses the Company’s repurchases of its own securities. For more information, please refer to the section titled “Insider Trading Policy” below.
•Independent, Anonymous Complaint Process. The Company maintains a third-party managed hotline (“Hotline”) that permits the anonymous reporting of violations of our Code of Conduct and other concerns. All Hotline submissions are reviewed and investigated by appropriate members of management. The results of all such investigations are reported to senior management and the Audit Committee quarterly.
DIRECTOR NOMINATIONS
IDENTIFYING AND EVALUATING DIRECTOR NOMINEES
Our Nominating and Corporate Governance Committee is responsible for overseeing searches for and identifying potential director candidates. If the Nominating and Corporate Governance Committee needs to identify potential candidates for Board membership, as part of doing so, the Nominating and Corporate Governance Committee will consider recommendations from directors, shareholders, management and others, including, from time to time, third-party search firms, to assist it in locating qualified candidates. Our Nominating and Corporate Governance Committee will evaluate any director candidates recommended by shareholders in a similar manner as any other candidates. Shareholders recommending a director candidate should write to the Nominating and Corporate Governance Committee at the mailing address on page 52 and include all information that our bylaws require for director nominations.
In identifying and evaluating candidates, whether recommended by the Nominating and Corporate Governance Committee or by shareholders, the Nominating and Corporate Governance Committee will consider the attributes outlined above in “Director Skills and Experience,” as well as applicable independence requirements. All of our nominees are current directors and were appointed to the Board in connection with the Spin-Off, except Maritza Montiel who was appointed before the Spin-Off in December 2025 due to certain requirements in connection with the Spin-Off.

Versant Media Group, Inc.	19	2026 Proxy Statement

SHAREHOLDER NOMINEES
To submit a nomination for the election of directors, shareholders must provide timely written notice in accordance with Section 2.09 of our bylaws, which also includes the information required under Rule 14a-19. For the election of directors at the 2027 annual meeting of shareholders, if such meeting is called for a date between May 26, 2027 and July 25, 2027, we must receive written notice at the mailing address given on page 52 on or after February 25, 2027 and no later than the close of business on March 27, 2027 in order to be timely. If we call the 2027 annual meeting of shareholders for any other date, we must receive written notice no later than the close of business on the tenth day following the day on which we first make a public announcement of the date of the meeting in order to be timely.
In addition, in accordance with Section 3.11 of our bylaws, a shareholder or group of up to 20 shareholders owning at least 3% of the aggregate number of our outstanding shares of common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to the greater of 20% of our Board or two directors, provided the shareholder(s) and nominee(s) satisfy the requirements in our bylaws. Written notice of proxy access director nominees for the election of directors at the 2027 annual meeting of shareholders, if such meeting is called for a date between May 26, 2027 and July 25, 2027, must be received at the mailing address given on page 52 on or after November 24, 2026 and no later than the close of business on December 24, 2026. If such meeting is called for any other date, we must receive written notice no later than the close of business on the later of the date that is 180 days prior to such meeting or the tenth day following the day on which we first make a public announcement of the date of the meeting.
Shareholders can obtain a copy of our bylaws by writing to Jordan R. Fasbender, General Counsel & Corporate Secretary, Versant Media Group, Inc., at the mailing address given on page 52. A copy of our bylaws is filed with the SEC as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025 and is posted under “Corporate Governance” in the Investors section of our website at www.versantmedia.com.
INDEPENDENCE DETERMINATIONS
Our Board has determined that each of our non-employee directors and director nominees (Rebecca S. Campbell, Creighton Condon, Michael A. Conway, David Eun, Gerald L. Hassell, W. Scott Mahoney, Maritza Montiel, David Novak, and Leonard A. Potter) is independent in accordance with the director independence definition specified in our Corporate Governance Guidelines, which are posted under “Corporate Governance” in the Investors section of our website at www.versantmedia.com, and in accordance with the Nasdaq Rules. Mr. Lazarus is not deemed to be independent under Nasdaq Rules by virtue of his role as Chief Executive Officer of the Company. In making its independence determinations, our Board considered transactions and relationships between each director or any member of his or her immediate family and us. Specifically, the Board considered that in the ordinary course of business we have, since the Spin-Off, sold products and services to, purchased products and services from, and/or made charitable donations (including by certain of our executive officers) to companies and organizations at which certain of our directors are currently an executive officer or a significant shareholder. In each case, the amount paid or donated to or received from these companies and organizations each year was below 1% of the recipient company’s or organization’s total consolidated gross revenues, which is far below the 5% limit prescribed by Nasdaq Rules.
DIRECTOR RETIREMENT POLICY
Our corporate governance guidelines require that our independent directors not stand for re-election to the Board after the later of (i) the third anniversary of commencing service on the Board and (ii) reaching the age of 75, unless the Board determines that it is in the best interests of the Company to extend such service for an additional period of time. We believe that our retirement policy and natural turnover will help achieve the appropriate balance between maintaining longer-term directors with deep institutional knowledge and refreshing the Board with new directors and different areas of expertise and knowledge. In the future, our Board may also consider director tenure in connection with its independence determinations, even though neither our corporate governance guidelines nor Nasdaq or SEC rules deem a long-tenured director not independent.

Versant Media Group, Inc.	20	2026 Proxy Statement

Board Structure and Responsibilities

BOARD LEADERSHIP STRUCTURE
Our Board believes that our company and shareholders are best served by maintaining the flexibility for the Board to split or combine the offices of Chairman and Chief Executive Officer depending upon the best interests of our company at a given point in time. To that end, our Nominating and Corporate Governance Committee and Board will regularly review our Board leadership structure to ensure that the most appropriate structure is in place. These reviews may consider a variety of factors, such as our state corporation laws, our governance practices, the efficiency and effectiveness of our existing Board leadership structure and feedback from our Board members as well as shareholders on our Board and its leadership structure.
Our Board currently believes that we and our shareholders continue to be best served by separating the roles of Chairman and Chief Executive Officer. This structure allows Mr. Novak to focus on leading the Board in carrying out its oversight and corporate governance responsibilities and Mr. Lazarus to focus on leading the Company’s business and executing on its strategy, plans, and initiatives.
Ultimately, we believe that our current leadership structure, together with our strong governance practices, facilitates robust communications and creates a productive relationship between our Board and management, including strong and effective leadership of our company. In addition, the Board’s current leadership structure provides effective oversight by the independent directors, including oversight of risks. Accordingly, the Board believes that its risk management processes are well supported by the current Board leadership structure.
BOARD MEETINGS AND ATTENDANCE
Our Board and various committees of the Board generally meet throughout the year. However, our public company Board was not fully constituted until completion of the Spin-Off, which occurred after the end of fiscal year 2025. Therefore, there were no meetings of the public company Board or any committees of the Board in fiscal year 2025.
We require our directors to participate in the annual meeting of shareholders, barring unusual circumstances.
Our independent directors have the opportunity to meet separately in executive session following each regularly scheduled Board and committee meeting and, under our corporate governance guidelines, are required to meet in executive session at least two times each year.

Versant Media Group, Inc.	21	2026 Proxy Statement

COMMITTEES OF OUR BOARD
Our Board has three standing committees: Audit, Compensation and Culture, and Nominating and Corporate Governance. All of these committees are composed entirely of independent directors under applicable Nasdaq and SEC requirements.
The Board makes committee and committee chair assignments annually at its meeting immediately preceding the annual meeting of shareholders, although further changes may be made from time to time as deemed appropriate by the Board.
Each committee has a Board-approved charter, which is reviewed annually by the respective committee, and the Nominating and Corporate Governance Committee will annually review all charters and our corporate governance guidelines. Each committee has the authority to retain independent advisors to assist it in carrying out its responsibilities. Committee charters are posted under “Corporate Governance” in the Investors section of our website at www.versantmedia.com.

Committee Memberships
Director	Audit Committee	Compensation & Culture Committee	Nominating & Governance Committee

Rebecca S. Campbell	●
Creighton Condon			C
Michael A. Conway		●
David Eun			●
Gerald L. Hassell		C
Mark Lazarus
W. Scott Mahoney			●
Maritza Montiel	C
David Novak		●
Leonard A. Potter	●
C = Chair ● = Member

Versant Media Group, Inc.	22	2026 Proxy Statement

Audit Committee Maritza Montiel (Chair) Members Rebecca S. Campbell Leonard A. Potter The Audit Committee Report is included on page 33.
Key Responsibilities
•Reviews the financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Forms 10-Q and 10-K and our quarterly earnings press releases.
•Monitors our internal control over financial reporting and disclosure controls and procedures.
•Appoints and evaluates the qualification, performance and independence of our independent auditors.
•Reviews the performance and responsibilities of our internal audit function and activities.
•Oversees the Company’s compliance program with respect to legal and regulatory requirements.
•Reviews legal matters that could have a significant impact on the Company’s financial statements.
•Reviews policies, practices, and assessments with respect to significant financial and business risks, including those related to information security, including cybersecurity and data privacy and artificial intelligence and discussing with management such risk exposures and steps taken to monitor and manage such exposures.
•Reviews processes and practices with respect to enterprise risk assessment and management.
•Reviews transactions under the Company’s Related Party Transactions Policy.
•Establishes and oversees procedures for complaints regarding accounting, internal audit or auditing matters.
Each member of our Audit Committee is financially literate for audit committee purposes, and our Board has concluded that Rebecca S. Campbell, Maritza Montiel and Leonard A. Potter qualify as audit committee financial experts.

Versant Media Group, Inc.	23	2026 Proxy Statement

Compensation and Culture Committee Gerald L. Hassell (Chair) Members David Novak Michael A. Conway
Key Responsibilities
•Reviews our compensation and benefit plans and policies generally (subject, if applicable, to shareholder approval), including reviewing and approving our equity-based compensation plans and executive incentive compensation plans.
•Evaluates executive officers’ performance, including the CEO.
•Oversees and sets compensation for our executive officers, including the CEO.
•Periodically reviews and recommends non-employee director compensation changes, if applicable.
•Oversees succession planning for executive officers.
•Evaluates annually whether there are any risks associated with our executive compensation program.
•Reviews programs and strategies with respect to human capital management, including with respect to talent recruitment, leadership and development, retention, employee engagement and workforce composition.
•When applicable, reviews and discusses with management the Company’s Compensation Discussion and Analysis (“CD&A”) and related disclosures that the SEC rules require be included in the Company’s annual report and proxy statement, recommends to the Board based on the review and discussions whether the CD&A should be included in the annual report and proxy statement, and oversees preparation of the compensation committee report required by SEC rules for inclusion in the Company’s annual report and proxy statement.
•Reviews and considers the results of the Company’s most recent shareholder advisory vote on executive compensation and on frequency of say on pay votes, as applicable, and makes recommendations, as applicable, to the Board.
•Reviews, approves and administers the Company’s clawback policy.
The Compensation and Culture Committee may delegate its authority to subcommittees or the Chair of the Compensation and Culture Committee when it deems it appropriate and in the best interests of the Company. Each member of our Compensation and Culture Committee qualifies as a “non-employee director” under Rule 16b-3 under the Exchange Act.
The Compensation and Culture Committee has the sole authority to engage compensation consultants, legal counsel and other advisors to assist the Compensation and Culture Committee in fulfilling its duties, including in evaluating the compensation paid to our executive officers.

Versant Media Group, Inc.	24	2026 Proxy Statement

Nominating and Corporate Governance Committee Creighton Condon (Chair) Members David Eun W. Scott Mahoney
Key Responsibilities
•Identifies director candidates and recommends nominees for election to the Board.
•Recommends Board committee appointments.
•Develops and oversees annual self-evaluation processes for the Board and its committees.
•Develops and recommends changes to the corporate governance guidelines and oversees compliance with such guidelines.
•Oversees community impact initiatives.
•Reviews and assesses the Company’s community impact report and significant community impact risks and trends.
•Oversees our approach to political and lobbying activities, including by receiving periodic reports on our political contributions, lobbying and trade association activities.

ROLE OF THE BOARD IN RISK OVERSIGHT
The Board has overall responsibility for overseeing risk management and has delegated functional oversight for certain risks to each of the three standing Board committees, as highlighted in the chart below. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed about such risks through committee reports and other presentations. Senior management is responsible for developing and implementing the Company’s financial and strategic plans and identifying, evaluating, managing, and mitigating the risks inherent in those plans. Our Board is responsible for overseeing those plans, the associated risks, and the steps that senior management is taking to manage and mitigate risks.
In order to assess key risks, challenges and opportunities, we maintain a customized enterprise risk management program, which considers financial, operational, regulatory, reputational, extended enterprise, strategic, technological and talent risks. The Audit Committee oversees this enterprise risk management program. Internal audit, in conjunction with our Chief Accounting Officer and the legal and compliance department, primarily lead the development and assessment of enterprise risk management processes and policies, including identifying, assessing and reporting on risks. Our Chief Accounting Officer and other members of our senior management provide updates to the Audit Committee on the enterprise risk management program.

Versant Media Group, Inc.	25	2026 Proxy Statement

Board of Directors

•Has an active role, as a whole and at the committee level, in overseeing risk management
•Regularly discusses with senior management the Company's competitive positioning, long term strategic plans and key priorities
•Oversees management succession planning

â	â	â

Audit Committee	Compensation and Culture Committee	Nominating and Corporate Governance Committee

Oversight of:
•Financial reporting and accounting matters
•Internal and disclosure controls
•Financial and business risks
•ERM assessment process
•Cybersecurity, data privacy, artificial intelligence
•Compliance and ethics

Oversight of:
•Executive compensation program
•Non-employee director compensation
•Human capital management, including talent recruitment, leadership and development, retention, employee engagement and workforce composition
Oversight of: •Corporate governance, Board composition, independence and potential conflicts of interest •Political and lobbying activities •Significant community impact risks and trends

ROLE OF THE BOARD IN SUCCESSION PLANNING
Our Board believes that effective talent development and human capital management are important to our success. Our Corporate Governance Guidelines provide that the Board will annually review succession planning for the CEO and other senior members of management. To help fulfill the Board’s responsibility, our Compensation and Culture Committee is required, pursuant to our Corporate Governance Guidelines, to ensure that we have in place appropriate planning to address CEO succession both in the ordinary course of business and in emergency situations. Our Corporate Governance Guidelines also require that our Compensation and Culture Committee ensure that we have appropriate succession planning for the remainder of our senior executive management team, which includes our NEOs.
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
We provide a robust director orientation program. This orientation program includes a thorough review of background material and meetings with senior management and presentations by key senior executives and other advisors. The orientation allows new directors to become familiar with our business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices. Ongoing training and development take place throughout the year with organized sessions and deep dives into specific business, legal and governance subject areas.

Versant Media Group, Inc.	26	2026 Proxy Statement

BOARD AND COMMITTEE EVALUATIONS
Every year, our Board and each of its committees will perform a self-assessment to evaluate their effectiveness. The Nominating and Corporate Governance Committee is responsible for developing and overseeing the self-evaluation process. The Nominating and Corporate Governance Committee will develop action plans for items that may require follow-up and will coordinate recommendations for key business and director educational topics for the following year’s Board and committee meeting agendas. All directors are free to make suggestions regarding potential improvements to the Board’s or the committees’ practices at any time and are encouraged to do so.
Annual Self-Evaluation Process

Oversight of process by the Nominating and Corporate Governance Committee	à	Development of evaluation for each Board committee and the full Board	à	Solicit feedback from Board members

á				â

Focus areas identified through the evaluation are incorporated into the Board’s agenda for the following year	ß	Discussions at the Board and committee level to identify action items	ß	Summary of results prepared, distributed and analyzed by Nominating and Corporate Governance Committee

CORPORATE GOVERNANCE GUIDELINES
Our Board has adopted Corporate Governance Guidelines that set forth the Company’s corporate governance principles and practices on a variety of topics, including director qualifications, director responsibilities, board leadership, and the composition and functioning of the Board. Our Nominating and Corporate Governance Committee and the Board will regularly review the Corporate Governance Guidelines and update them as appropriate. The full text of the Corporate Governance Guidelines may be found under “Corporate Governance” in the Investors section of our website at www.versantmedia.com. The Corporate Governance Guidelines include the following key practices to assist the Board in carrying out its responsibility for the business and affairs of Versant:

Corporate Governance Guidelines
•Our Board’s responsibility is to advise and oversee management;
•A majority of the members of our Board shall be independent directors;
•The independent directors meet regularly in executive sessions, but no less than twice a year;
•Directors have access to management and the Company’s advisors;
•Directors are expected to be available for a significant time commitment and absent prior approval of the Nominating and Corporate Governance Committee, no director may serve on more than four public company boards, and no director who also serves as a CEO or in an equivalent position at a public company may serve on more than two public company boards;
•The Board annually review management succession planning with support from the Compensation and Culture Committee;
•All directors are encouraged to participate in continuing director education on an ongoing basis; and
•Our Board and its committees will conduct annual evaluation processes to assess their effectiveness and performance.

Versant Media Group, Inc.	27	2026 Proxy Statement

CODE OF CONDUCT
Our Board has adopted a Code of Conduct that applies to all of our directors, officers and employees, including our principal executive, principal financial and principal accounting officers, or persons performing similar functions. Our Board will review the Code regularly. The Code of Conduct is posted under “Corporate Governance” in the Investors section of our website at www.versantmedia.com. To the extent required by the rules of the SEC and Nasdaq, we intend to disclose future amendments to certain provisions of the Code, and waivers, if any, granted to executive officers and directors, on this same website, within the time period prescribed by the SEC rules.
SHAREHOLDER ENGAGEMENT
The Board strongly believes in robust shareholder outreach, communication, and transparency with the Company’s shareholders and values shareholder feedback. We have an active, broad-based investor relations outreach program to solicit input and to communicate with members of the investment community on a variety of topics. In addition to our regular investor relations program that reviews our business and strategy with buy-side investors and sell-side securities analysts, we also engage with investors on corporate governance and executive compensation matters. We expect to evolve our shareholder engagement program over time and value feedback from our shareholders.
The key elements of our investor relations outreach program include:
•One-on-one meetings with Class A common stock investors and senior management;
•Live webcasts of quarterly earnings presentations;
•Live webcasts of CEO, CFO and other business leaders speaking at investor conferences; and
•Board review and consideration of shareholder voting results.
Our Board has established a process for shareholders and other interested parties to communicate with its members. Correspondence may be addressed to the Board, the Chairman, any other particular director, any committee of the Board or any other group of directors, in care of the Corporate Secretary, Versant Media Group, Inc., at the mailing address provided on page 52 or the following e-mail address: Corpsec@versantmedia.com. The Corporate Secretary, or her designee, promptly reviews all such correspondence and, as appropriate, forwards it to the Board or other addressee based on the subject matter of the correspondence. Any such correspondence relating to accounting, internal accounting controls or auditing matters is handled in accordance with procedures established by the Audit Committee.
INSIDER TRADING POLICY
Our Board adopted an insider trading policy (the “Insider Trading Policy”), which governs the purchase, sale and other dispositions of Versant securities by directors, officers and employees (including, as applicable, their family members and controlled entities, in each case, as defined in the Insider Trading Policy) of the Company and the Company itself and is designed to promote compliance with insider trading and market abuse laws, rules and regulations, and the Nasdaq Rules. Among other things, the Insider Trading Policy prohibits the purchase and sale of Versant shares while an individual is in possession of material nonpublic information about the Company or the Company’s securities and provides for trading windows and pre-clearance processes that apply to certain covered individuals. It also prohibits our employees, officers, directors and their family members and controlled entities from (i) entering into derivative or hedging transactions (for example, puts, calls, other publicly-traded derivative securities) in the Company’s securities and purchasing financial instruments tied to the Company’s securities (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or engaging in any other hedging transactions, (ii) purchasing the Company’s securities on margin, borrowing against the Company’s securities or otherwise pledging the Company’s securities as collateral for a loan or (iii) short-selling the Company’s securities.

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Director Compensation

Under its charter, our Compensation and Culture Committee periodically reviews and recommends any changes to our compensation program for non-employee directors. The components of our non-employee director compensation are cash fees and equity awards consistent with standard market practice. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our shareholders. Employee directors do not receive any compensation for their Board service. Currently, Mr. Lazarus is the only director who is also a Company employee. In January 2026, our Board adopted a director compensation policy that governs the annual compensation paid to our non-employee directors following the Spin-Off. Pursuant to this policy, our non-employee directors are provided with the following annual retainers for service on our Board:

Annual Cash Retainer	$100,000

Annual Equity Retainer
$185,000, granted in the form of restricted stock units on the date of each annual shareholder meeting, and that vest on the earliest of the next annual shareholder meeting or the one-year anniversary of the date of grant
*A one-time pro-rated award was granted to our non-employee directors in January 2026 for services for the period from January 2, 2026 through our 2026 annual meeting.

Committee Member Cash Retainers	Audit: $15,000 Compensation & Culture : $15,000 Nominating & Corporate Governance: $10,000

Committee Chair Cash Retainers	Audit: $35,000 Compensation & Culture: $25,000 Nominating & Corporate Governance: $20,000 *Committee chairs do not receive the cash retainers listed above for committees that they chair

Board Chair Cash Supplemental Retainer	$135,000.00

CASH COMPENSATION
Cash compensation for non-employee directors consists solely of the annual cash retainers described above. Annual cash retainers are paid in quarterly installments.
EQUITY COMPENSATION
Non-employee directors receive the annual equity retainer described above in the form of restricted stock units under our Non-Employee Director Compensation Policy (as it may be amended from time to time, the "Director Compensation Policy"), which will be granted on the first trading date following each annual shareholder meeting and vest on the earliest of the next annual shareholder meeting or the one-year anniversary of the date of grant.

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DEFERRED COMPENSATION
The Company maintains the Versant Media Group, Inc. Deferred Compensation Plan for Non-Employee Directors (as it may be amended from time to time, the "Director Deferral Plan"), a non-qualified deferred compensation plan, which allows each non-employee director to elect to defer the settlement of 100% of his or her equity compensation with respect to the plan year. Any such election must be made by the non-employee director prior to the beginning of the applicable plan year by executing a deferral agreement specifying the time and form of payment for amounts deferred for such plan year. The deferral agreement becomes irrevocable prior to the beginning of the applicable plan year.
OTHER DIRECTOR COMPENSATION MATTERS
We do not have any pension or retirement plans for our non-employee directors. Non-employee directors are reimbursed for out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member.

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Audit Committee Matters
PROPOSAL TWO:
Ratification of Appointment of Independent Auditors for 2026

Our Board unanimously recommends that shareholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2026.
✓

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors, Deloitte & Touche LLP (“Deloitte”).
The Audit Committee, along with our management and internal auditors, reviews Deloitte’s performance as part of the Audit Committee’s consideration of whether to reappoint the firm as our independent auditors. As part of this review, the Audit Committee considers the continued independence of Deloitte, the quality of service provided on prior audits, Deloitte’s effectiveness of communications and working relationships with the Audit Committee and our management and internal auditors, the length of time Deloitte has served as our independent auditors and the quality and depth of Deloitte and the audit team’s expertise and experience in our industries.
Following the Audit Committee’s review of Deloitte’s performance, the Audit Committee appointed Deloitte to serve as our independent auditors for the year ending December 31, 2026. The members of the Audit Committee and the Board believe that the continued retention of Deloitte as our independent auditor is in the best interests of the Company and our shareholders. The Audit Committee and our Board recommend that you ratify this appointment, although your ratification is not required and is being submitted as a matter of good corporate governance practice. One or more representatives of Deloitte will be present at the annual meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

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FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Due to the timing of the Spin-Off, the full Board was not appointed and its committees were not fully constituted until January 2026. As a result, all of the services presented in the table below were approved by Comcast’s audit committee. Deloitte has been our auditor since 2025 and was initially engaged to perform the audits of our combined financial statements for the years ended December 31, 2022, 2023 and 2024 in connection with our registration statement on Form 10 relating to the Spin-Off. Because the amounts reported below include audit fees related to the combined financial statements for the periods included in the Form 10, in addition to the audit of the combined financial statements for the year ended December 31, 2025, they are not indicative of the fees that we would expect to pay our auditors and their related affiliates in future years.

2025 ($ in thousands)

Audit fees(1)	$23,799
Audit-related fees(2)	$430
Tax fees(3)	$3
All other fees(4)	$1
Total	$24,233
1.Audit fees consisted of fees paid or accrued for services rendered to us and our subsidiaries for the audits of our annual combined financial statements in connection with our registration statement on Form 10 relating to the Spin-Off and the audit of the combined financial statements for the years ended December 31, 2025, reviews of our quarterly financial statements and audit services provided in connection with other statutory, regulatory or contractual requirements.
2.Audit-related fees consisted of fees paid or accrued for financial due diligence services.
3.Tax fees consisted of fees paid or accrued for foreign tax compliance services, including review of tax returns.
4.Other fees included fees paid or accrued for subscription services.
PREAPPROVAL POLICY OF AUDIT COMMITTEE OF SERVICES PERFORMED BY INDEPENDENT AUDITORS
The Audit Committee’s policy requires that the Committee preapprove all audit, audit-related and permissible non-audit services performed by the independent auditors to assure that the services do not impair the auditors’ independence. Unless a type of service has received general preapproval, it requires separate preapproval by the Audit Committee. Even if a service has received general preapproval, if the fee associated with the service exceeds $100,000 in a single engagement or series of related engagements, it requires separate preapproval. The Audit Committee has delegated its preapproval authority to its Chair.

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Report of the Audit Committee

The Audit Committee is composed solely of independent directors meeting the requirements of the applicable rules of the SEC and The Nasdaq Stock Market LLC, including applicable heightened independence rules. Each member also is financially sophisticated for audit committee purposes under the Nasdaq Rules, and the Board has concluded that Rebecca S. Campbell, Leonard A. Potter, and Maritza Montiel qualify as “audit committee financial experts” under the SEC rules. The key responsibilities of our committee are set forth in our charter, which was adopted by us and approved by the Board and is posted under “Corporate Governance” in the Investors section of Versant’s website at www.versantmedia.com.
The Audit Committee has reviewed and discussed our audited financial statements with management and Deloitte, and has discussed with Deloitte the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures from Deloitte, as required by the applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. Based upon such review and discussion, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC, and the Board approved the same.
Members of the Audit Committee
Maritza Montiel (Chair)
Rebecca S. Campbell
Leonard A. Potter

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Information Regarding Our Executive Officers

Below is a list of our executive officers and their respective ages and a brief account of the business experience of each of them.

Name	Age	Position

Mark Lazarus	62	Chief Executive Officer
Anand M. Kini	54	Chief Financial Officer and Chief Operating Officer
Jordan R. Fasbender	43	General Counsel and Corporate Secretary
Mark Lazarus’ biographical information can be found with the other director biographies in the “Director Nominee Biographies” section above.
Anand M. Kini has served as the Chief Financial Officer and Chief Operating Officer of Versant since 2026. In this role, Mr. Kini oversees the finance, strategy and operational functions of the company. Previously, Mr. Kini served as Executive Vice President, Corporate Strategy at Comcast Corporation, an entertainment and communications company, from 2023 to 2025 and Chief Financial Officer of NBCUniversal, a mass media and entertainment company and subsidiary of Comcast, from 2015 to 2025, where he worked across the corporation to help drive the company’s global growth strategy and oversaw the Finance and Strategy functions across the company, including the Media, Studios and Theme Park divisions. Mr. Kini joined NBCUniversal in 2011 from Comcast Cable, where he served as Senior Vice President of Finance, leading forecasting, budgeting, strategic planning and business analytics. Prior to that, he worked at Activision Blizzard and Disney in a variety of Finance and Strategy management roles from 2002 to 2007. Mr. Kini graduated from Wesleyan University with a bachelor’s degree in economics and received his M.B.A with High Distinction from Harvard Business School. He serves on the Board of Directors for the Harvard Business School Club of New York City, which engages alumni to make a difference in the local community. He also serves on the Founders Council of Cradles to Crayons, a non-profit organization that provides clothing essentials for children and seeks to expand into New York.
Jordan R. Fasbender has served as the General Counsel and Corporate Secretary of Versant since 2026. In this role, she oversees Versant’s legal, business affairs, and government affairs functions and provides counsel to the senior management team and Board of Directors. Prior to joining Versant, she served as Executive Vice President, Chief Legal Officer and Secretary of iHeartMedia, Inc., an audio media and entertainment company, from 2024 to 2025, where she oversaw the company’s legal, regulatory, business affairs, compliance, and government affairs groups. She advised the Board of Directors and senior management on a wide variety of issues and strategy including corporate governance, strategic transactions, corporate finance, digital technology, intellectual property, litigation, employment, regulatory, public policy and privacy. Ms. Fasbender previously served as Executive Vice President, General Counsel and Secretary of iHeartMedia, Inc. from 2021 to 2024 and Executive Vice President, Deputy General Counsel and Secretary from 2019 to 2020. She previously served as Senior Vice President and Associate General Counsel of 21st Century Fox, where she provided strategic counsel on mergers and acquisitions, corporate finance, SEC compliance and corporate governance, including Disney’s acquisition of 21CF and the spinoff of FOX Corporation. Previously, Ms. Fasbender was an associate at Weil, Gotshal & Manges LLP, where she advised clients on a broad range of corporate matters. Ms. Fasbender received a bachelor’s degree from Emory University and received a J.D. from Fordham University School of Law.

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Executive Compensation

COMPENSATION PROGRAM OVERVIEW
As discussed above, Versant is a newly formed independent public company following the completion of our Spin-Off from Comcast in January 2026. Versant consists of portions of Comcast’s historical businesses, was not operated as a distinct business unit or division of Comcast prior to the Spin-Off, and has new management serving as our executive officers following the Spin-Off. As such, in accordance with applicable SEC rules, compensation information for our named executive officers for periods before the Spin-Off is not required to be disclosed herein.
NAMED EXECUTIVE OFFICERS
This section describes the current compensatory arrangements for each of our executive officers, as listed below, whom we refer to as our named executive officers (“named executive officers” or “NEOs”) in this proxy statement:

Name	Position

Mark Lazarus	Chief Executive Officer
Anand M. Kini	Chief Financial Officer and Chief Operating Officer
Jordan R. Fasbender	General Counsel and Corporate Secretary
COMPENSATION PHILOSOPHY AND PRINCIPLES
In designing our executive compensation program, our Compensation and Culture Committee (the “Compensation Committee”) evaluates both our business objectives and the need to attract and retain uniquely talented and experienced individuals who think strategically for the long term, particularly in light of the challenging and evolving competitive and technological environments in which Versant operates. We employ a variety of elements in our compensation program that further our shareholders’ interests by securing our executives’ services in an exceedingly competitive talent market and aligning the long-term interests of the executives with the creation of shareholder value. In light of these goals, the Compensation Committee designs a pay-for-performance compensation program in accordance with the following principles:

Ensure policies and practices support and align with long-term value creation for shareholders

•The majority of our named executive officers’ annual pay is at risk and tied to financial, strategic, and share price-related goals, as well as shareholder return.
•Long-term performance-based incentives awarded to our named executive officers vest and pay out after a three-year period based on the achievement of specified financial or operational performance goals.
•We maintain robust stock ownership guidelines for named executive officers and non-employee directors.
•The majority of at-risk pay is delivered through long-term incentives.
•We will regularly review our compensation program’s stock utilization and our overhang.
•50% of long-term incentives are delivered through performance shares.

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Structure packages to attract, retain and motivate talent whose actions create long-term shareholder value

•We compete to recruit and retain executives against a relatively small number of large, complex, diversified media, entertainment and technology companies.
•The extensive tenure and diverse skill set of our named executive officers makes them uniquely susceptible to outreach from competitors both within our industry and in adjacent industries.
•Our goal is to provide compensation packages that are competitive with prevailing practices in our industry

Drive performance without encouraging unnecessary or excessive risk-taking

The majority of the target compensation for our named executive officers is variable and performance-based.
Our compensation program features a balanced combination of annual and long-term elements along with fixed and performance-based components.
We cap payouts for annual and long-term performance-based incentives and incorporate risk mitigation features into our compensation program.

Follow compensation best practices

We directly link pay to performance.
We use diversified performance metrics and set rigorous short- and long-term goals for our named executive officers.
We maintain a clawback policy covering performance-based compensation consistent with SEC rules and Nasdaq listing standards.

Prohibit activities inconsistent with shareholder interests

We do not provide any “single trigger” change in control cash severance benefits.
We do not pay excise tax gross-ups associated with change in control benefits.
We do not pay dividends on unvested equity awards.
We prohibit all of our directors and employees, including our named executive officers, from pledging any Versant securities they hold directly, hedging any Versant securities they hold directly or indirectly, or hedging or pledging equity compensation.

COMPENSATION GOVERNANCE
The Compensation Committee evaluates executive officer performance and reviews and approves executive officer compensation, management development and succession and related disclosures. In particular, the Compensation Committee oversees and sets compensation for our executive officers, identifies the goals and objectives relevant to executive compensation, and evaluates each executive’s performance in light of such goals and objectives.
Our Compensation Committee has directly engaged Pay Governance LLC as its own independent compensation consultant. Pay Governance provides research, analysis and input as to the form and amount of executive and director compensation, which generally includes market research utilizing information derived from proxy statements, surveys and its own consulting experience and insight, as well as the provision of other methodological standards and policies in accordance with its established procedures. This research, analysis and input has been provided to both our Compensation Committee and to management. The Compensation Committee collaborated with Pay Governance to determine and approve the parameters used to conduct the assessment work, including items such as the composition of peer groups, the relevant market statistical reference points within the data (e.g., median) and the elements of compensation.

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The Compensation Committee assessed Pay Governance’s work as required under SEC rules and concluded that its work for the committee does not raise any conflicts of interest. The Compensation Committee reached this determination by reviewing the fees paid to Pay Governance and evaluating its work under applicable SEC and Nasdaq Rules on conflicts of interest.
Our Chief Executive Officer and Chief Human Resources Officer also provide recommendations to the Compensation Committee on the compensation of all other executive officers (but do not make recommendations on their own pay).
ELEMENTS OF EXECUTIVE COMPENSATION
The primary elements of our executive compensation program are base salary, annual performance-based cash bonus opportunities, long-term equity incentive compensation and participation in other welfare and retirement benefits programs. Reflecting our key compensation principles, a significant portion of the targeted compensation opportunity that our named executive officers receive is “at-risk” and dependent upon future financial and stock price performance as well as achievement of business objectives. For our CEO, 90% of his 2026 target direct compensation opportunity (base salary, target annual incentive bonus and grant date value of long term incentive (“LTI”) annual equity award) is at-risk and for our other named executive officers, on average, approximately 82% of their 2026 target direct compensation opportunity is at-risk, as shown below.

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The chart below summarizes the elements of our 2026 executive compensation program and their purpose. Further detail on each of these compensation elements is provided in the sections that follow.

	CEOs	Other NEOs(1)	Objective	Key Features

Base Salary Cash			Provides competitive fixed pay that allows us to attract, retain and motivate executives within our industry and the broader talent market	•Reflects individual skills, experience, responsibilities and performance over time •Provides a stable and reliable source of income

Annual Incentive Bonus Cash			Encourages focus on Company performance against specific annual goals	•Performance-based reward tied to achievement of annual financial goals and strategic objectives •Pays only if threshold performance goals are achieved

Long-Term Incentives Equity			Encourages focus on critical strategic priorities and aligns executive officers with the interests of shareholders over the long-term	•Performance-based component tied to achievement of long-term goals •Enhances executive officer alignment with the shareholder experience •Promotes retention and executive stock ownership

1.Percentages reflect blended averages.
BASE SALARY
Base salaries provide a fixed element of compensation designed to attract and retain our named executive officers, are generally consistent with compensation levels in place prior to the Spin-Off and reflect competitive market practices within the media industry. The current base salaries of our named executive officers are: $2,500,000 for Mr. Lazarus, $2,266,000 for Mr. Kini and $1,030,000 for Ms. Fasbender.
ANNUAL CASH BONUS
We provide annual cash incentive bonuses to our executive officers to promote achievement of our near-term financial and strategic goals. Each of the named executive officers is eligible to receive an annual performance bonus with 2026 target bonuses equal to, for Mr. Lazarus, 300% of his base salary, for Mr. Kini, 200% of his base salary, and for Ms. Fasbender, 120% of her base salary. The annual performance bonuses will be paid based on achievement against performance metrics approved by the Compensation Committee. For 2026, the annual performance bonus program is based on achievement of Adjusted EBITDA (33%), Adjusted Free Cash Flow (34%) and Corporate Strategic Objectives (33%).
LONG-TERM EQUITY COMPENSATION
Our long-term equity compensation program is designed to drive shareholder value, promote the retention of our executive talent and reward our executive officers for the achievement of long-term performance goals, aligning them with shareholder interests. For 2026, the annual equity awards for our named executive officers were granted 50% in the form of time-based restricted stock units (“RSUs”) which vest over three years and 50% in the form of performance-based RSUs (“PSUs”). The PSUs can be earned in an amount ranging from 0% to 200% of the target number of awarded PSUs and vest following a three-year performance period based on achievement of revenue mix diversification (50%) and Adjusted EBITDA (50%) metrics, with a +/- 25% Relative Total Shareholder Return (“TSR”) modifier. For 2026, the Compensation Committee awarded annual equity awards with a target grant date value of $15,000,000 for Mr. Lazarus and $8,000,000 for Mr. Kini. The Committee determined that the target value for these awards was appropriate in light of the significant leadership demands associated with executing the Spin-Off, including operational disentanglement, capital structure alignment, setting up Versant for operation as independent public company, establishment of standalone capabilities and positioning the Company for long-term transformation and growth and to recognize the Messrs. Lazarus and Kini’s ongoing leadership in overseeing these efforts. Ms. Fasbender was awarded an annual equity award with a target grant date value of $2,000,000.

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In addition, each of our named executive officers received a one-time equity grant (the “Founders Grants”) in connection with the Spin-Off, which was designed to recognize the extraordinary leadership required to complete the Spin-Off and the establishment of Versant as a stand-alone public company, drive future growth in our business, and to align senior leadership incentives with long-term shareholder value creation.
The Founders Grants were granted 40% in the form of RSUs which cliff vest after three years and 60% in the form of PSUs. The PSUs can be earned in an amount ranging from 0% to 200% of the target number of awarded PSUs and vest following a three-year performance period based on achievement of Relative TSR (50%) and Absolute TSR (50%) metrics. The target grant date values for the Founders Grants were $12,500,000 for Mr. Lazarus, $7,500,000 for Mr. Kini and $1,000,000 for Ms. Fasbender.
TREATMENT OF COMCAST EQUITY AWARDS UPON SPIN-OFF
In connection with the Spin-Off, outstanding Comcast equity awards held by our named executive officers were equitably adjusted in accordance with the terms of the Comcast equity incentive plans. Specifically, outstanding Comcast equity awards were generally adjusted as follows:
•except for Excluded Comcast RSUs (as described below), outstanding Comcast RSUs were converted into an award of Versant RSUs (the “Converted Versant RSUs”), based on a conversion ratio determined by the Comcast board of directors in accordance with the terms of the Comcast equity incentive plans, which remain subject to the same terms and conditions (including vesting and payment schedules) as applied to the corresponding Comcast RSUs as of immediately prior to the Spin-Off; and
•all outstanding Comcast RSUs that were scheduled to vest during the period between the Spin-Off date and March 3, 2026 (collectively, the “Excluded Comcast RSUs”) were converted into an award of adjusted Comcast RSUs, based on a conversion ratio determined by the Comcast board of directors in accordance with the terms of the Comcast equity incentive plans.
AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS
In connection with the Spin-Off, each of Messrs. Lazarus and Kini and Ms. Fasbender entered into a new employment agreement with Versant Media, LLC, a wholly-owned subsidiary of Versant. Each of these agreements provides for an initial term of employment of four years (or, in the case of Mr. Kini, five years) from January 2, 2026. Each of the agreements provides for the named executive officer’s initial base salary, eligibility to receive an annual performance bonus and annual equity awards, and the award of the Founders Grants.
Under their employment agreements, our NEOs have agreed not to solicit our employees or exclusive service providers for one year after termination of their employment for any reason. Each NEO has also agreed to maintain the confidentiality of our information and not to use such information, except for our benefit, at all times during and after their employment with us. In the case of Messrs. Lazarus and Kini, in the event an NEO’s employment is terminated for “cause” or if an NEO resigns from employment without “good reason” (each as defined in the NEO’s agreement), Messrs. Lazarus and Kini have agreed not to compete with us for one year after termination of their employment.
If an NEO’s employment is terminated by us without cause or by the NEO for “good reason,” subject to the NEO’s timely execution and non-revocation of a release of claims, such NEO is entitled to the following benefits:
•continued base salary payments for two years following the NEO’s termination date;
•continued entitlement to receive the NEO’s annual target bonus payments for the two year period following the NEO’s termination date (with the prorated bonus relating to the portion of the relevant bonus year elapsed prior to the termination date calculated based on actual achievement of the applicable performance criteria);
•continued vesting of unvested equity outstanding as of the NEO’s termination date for two years following the termination date (other than the Founders Grant) and, to the extent applicable, continued vesting of all Converted Versant RSUs until such Converted Versant RSUs fully vest; and
•participation in the benefit plans and programs available to similarly-situated employees for two years following the NEO’s termination date.

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OTHER COMPENSATION POLICIES AND CONSIDERATIONS
CLAWBACK POLICY
Versant maintains the Versant Media Group, Inc. Recoupment Policy which is intended to comply with the requirements of Nasdaq Listing Rule 5608 implementing Rule 10D-1 under the Securities Exchange Act of 1934, as amended. In the event that Versant is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws, the Company will recover the excess incentive-based compensation received by any covered executive during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements.
INSIDER TRADING POLICY AND PROHIBITIONS ON HEDGING AND PLEDGING
To help prevent our officers and directors from trading in our securities at a time when they may be aware of material, nonpublic information, we maintain an Insider Trading Policy which prohibits the purchase and sale of Versant shares while a covered individual is in possession of material nonpublic information about the Company or the Company’s securities and provides for trading windows and pre-clearance processes that apply to certain covered individuals. The Insider Trading Policy also prohibits all of our directors and employees, including our named executive officers, from pledging any Versant securities they hold directly, hedging any Versant securities they hold directly or indirectly, or hedging or pledging equity compensation. See the “Insider Trading Policy” section above for additional information.
EQUITY GRANT PRACTICES
The Compensation Committee generally aims to approve grants of annual equity awards at its first quarterly meeting of the year, which is usually held in February. On occasion, the Compensation Committee or its delegate may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes. The Company may change these equity grant practices in the future. We have not made any grants of stock options to our NEOs, and stock option grants are not currently part of our compensation program.
BENEFIT PLANS
Our NEOs are eligible to participate in our broad-based tax-qualified 401(k) plan, pursuant to which participants may defer compensation on a tax favorable basis and receive employer matching contributions, subject to applicable limits under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
EQUITY COMPENSATION PLAN INFORMATION
Versant became an independent public company following the Spin-Off from Comcast in January 2026. As such, we did not have any outstanding equity awards nor equity compensation plans prior to the Spin-Off.

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PROPOSAL THREE:
Advisory, Non-Binding Vote on the Frequency of Future Advisory, Non-Binding Votes to Approve Named Executive Officer Compensation

Our Board unanimously recommends that shareholders vote for “ONE YEAR” for future advisory, non-binding votes to approve the compensation of our named executive officers.
✓

As required by SEC rules, we are asking shareholders to vote, on an advisory, non-binding basis, on how frequently we should present future advisory votes to approve named executive officer compensation to our shareholders. SEC rules require the Company to submit to a shareholder vote at least once every six years whether advisory votes to approve named executive officer compensation should be presented every one, two or three years.
After careful consideration of the frequency alternatives, the Board believes that a one-year frequency for conducting an advisory vote to approve named executive officer compensation is appropriate for the Company and its shareholders at this time. We believe that advisory votes regarding the compensation of our named executive officers should be conducted every year so that shareholders have a frequent opportunity to express their views on our executive compensation program, consistent with our efforts to engage in an ongoing dialogue with our shareholders.
Shareholders will specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. While this vote is advisory and non-binding on the Company, the Board and the Compensation and Culture Committee will carefully consider the outcome of the vote, among other factors, when making future decisions regarding the frequency of advisory votes to approve named executive officer compensation. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any executive officer and will not be binding on or overrule any decisions by the Board, and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation.

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PROPOSAL FOUR:
Approval of Versant Media Group, Inc. Employee Stock Purchase Plan

✓	Our Board unanimously recommends that shareholders vote “FOR” the approval of Versant Media Group, Inc. Employee Stock Purchase Plan.

Our Board adopted the Versant Media Group, Inc. Employee Stock Purchase Plan (the “ESPP”) on April 20, 2026, subject to approval by the Company’s shareholders. In this proposal, we are asking shareholders for such approval. The ESPP is not intended to qualify for special tax treatment under Section 423 of the Code. The ESPP is designed to encourage and enable our eligible employees to acquire a proprietary interest in the Company through the ownership of our Class A common stock, which is intended to provide them with a personal stake in the Company and link their personal interests to those of the Company’s shareholders.
The ESPP will allow eligible employees to accumulate payroll deductions over designated offering periods, which are then used to purchase shares of Class A common stock at fair market value on designated purchase dates. The Company will provide plan participants with a matching contribution of fully vested shares of Class A common stock in an amount equal to one share for every three shares purchased by the participant on the applicable purchase date (or such lesser amount as may be determined by the Compensation Committee), or may provide matching credits as dollar amounts to plan participants’ accounts. A total of 2,000,000 shares of Class A common stock have been reserved for purchase or other issuance under the ESPP.
PLAN SUMMARY
The following description of the ESPP is not intended to be complete. This summary is qualified in its entirety by reference to the full text of the ESPP, a copy of which is attached as Appendix A to this Proxy Statement. Shareholders are urged to read the text of the ESPP in its entirety.
Administration
The ESPP is administered by the Compensation and Culture Committee (or another committee designated by our Board), which we refer to herein as the “Committee.” All questions of interpretation regarding the ESPP are determined by the Committee or the Board. The Committee may delegate its responsibilities under the ESPP to appropriate officers and employees of the Company.

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Eligibility; Participation; Contribution Limits
Generally, all employees of the Company and its participating subsidiaries (the “Participating Employer”) are eligible to participate in the ESPP, unless otherwise determined by the Committee. However, the following individuals generally are not eligible to participate:
•Employees who are, or would be immediately after the purchase of shares, subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 with respect to the Company;
•Except as otherwise provided by the Committee, employees who are (i) employed by a subsidiary that is organized under the laws of a jurisdiction outside of the United States or (ii) whose principal work location is outside of the United States;
•Except as otherwise provided by the Committee, employees who are not on a United States payroll of a participating company or who are an individual with respect to whom a participating company does not report such individual’s compensation as wages on Form W-2;
•Employees who are employed on a part time basis or who have not been continuously employed on a full-time basis as a staff employee for at least 90 days; and
•Employees covered by a collective bargaining agreement, unless such agreement provides for their participation in the ESPP.
An eligible employee may begin participating in the ESPP by executing an election form. Once enrolled in the ESPP, a participant is able to purchase shares of our Class A common stock with accumulated payroll deductions on the applicable purchase date, which is the last day of each offering period.
As of April 14, 2026, approximately 4,000 employees would have been eligible to participate in the ESPP.
Shares Subject to the ESPP
A total of 2,000,000 shares of our Class A common stock may be issued under the ESPP. As of April 14, 2026, a total of 141,116, 698 shares of our Class A common stock were outstanding. As a result, if approved, the ESPP will potentially increase dilution by approximately 1.4%. Shares issued under the ESPP may consist, in whole or in part, of previously unissued shares, treasury shares or shares purchased on the open market. As of April 14, 2026, the closing price per share of our Class A common stock as reported on Nasdaq was $41.15.
Payroll Deductions; Purchase of Shares; Matching Awards
Payroll deductions will be made at the participant’s election, up to a maximum of $6,000 for each calendar year. The Committee may, in its discretion, establish a minimum contribution amount per offering period. Payroll contributions may not be increased or decreased (other than decreased to 0%), during an offering period.
Offering periods will be determined by the Committee, the length of which will be no less than one and no more than 27 consecutive months. Currently, offering periods under the ESPP are expected to run for consecutive six month periods. Purchase dates under the ESPP will be the last day of each offering period (or if a scheduled purchase date is not a trading day, then the immediately preceding trading day). On each purchase date, the Company will apply the funds then credited to each participant’s plan account to the purchase of shares of Class A common stock by dividing the amount of funds in the participant’s plan account by the purchase price. The purchase price will be the closing price per share of Class A common stock on the purchase date. On each purchase date, the Company will also make a matching grant of fully vested shares of Class A common stock to each participant equal to one share for every three shares purchased by the participant on the applicable purchase date. Under the terms of the ESPP, the Committee may alternatively elect to issue matching credits as dollar amounts to ESPP participant’s plan account (with the Company contributing $1 for every $3 contributed by a participant), which will then be used to purchase shares of class A common stock on the next Purchase Date. The Committee may reduce the matching contribution available under the ESPP and may impose vesting conditions on matching awards from time to time in its discretion. Any fractional shares will be notionally allocated to the participant’s account and upon the participant ceasing to be eligible to participate in the ESPP or withdrawal, such notionally allocated shares will be paid in cash.
As soon as practicable following the end of each offering period, the number of shares purchased, and received under the matching grant, by each participant will be deposited into a brokerage account established in the participant’s name.

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Withdrawal from the ESPP; Termination of Employment
A participant may withdraw with respect to an offering period, following which no further payroll deductions will be made and all payroll deductions credited to the participant’s plan account as of such date will be returned, without interest (unless otherwise required by law), to the participant. The participant will be permitted to resume contributions for a future offering period if he or she then is an eligible employee and completes a new payroll deduction election.
A participant will cease to participate in the ESPP if the participant ceases to qualify as an eligible employee or terminates employment on or prior to the purchase date. Unless otherwise determined by the Committee, all payroll deductions credited to the former participant’s plan account as of such date will be returned, without interest (unless otherwise required by law), to the former participant or to the former participant’s designated beneficiary, as the case may be.
Transferability
Rights to purchase shares of Class A common stock under the ESPP may not be transferred by a participant and may be exercised during a participant’s lifetime only by the participant.
Amendment or Termination of the ESPP
The ESPP will continue until terminated by the Board or the Committee. The Board or the Committee may, at any time and from time to time, without the consent of participants, amend or suspend the ESPP in whole or in part; provided that to the extent shareholder approval is required under applicable law or the rules of any exchange on which the Company’s Class A common stock is then traded, such amendment will be contingent upon obtaining shareholder approval. The ESPP will also automatically expire and terminate on the last purchase date for the offering period in which the maximum number of shares have been issued pursuant to the ESPP.
Tax Withholding
The Company has the right to withhold from amounts otherwise payable to a participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the participant to pay such withholding taxes.
Federal Income Tax Information
The following summary briefly describes the U.S. federal income tax consequences of participation in the ESPP. The summary, however, is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the ESPP should consult their own professional tax advisors concerning tax aspects of participation in the ESPP.
Participant contributions to the ESPP are made on an after-tax basis. There is no taxable event on the purchase date with respect to shares of Class A common stock purchased under the ESPP because such shares are purchased at their fair market value. However, any matching grant provided to a participant will be taxable compensation to the participant. The relevant Participating Employer will generally be entitled to a deduction at such time equal to the value of the matching grant to the participant. Any further appreciation or depreciation in shares purchased or otherwise issued under the ESPP will be treated as capital gain or loss.
New Plan Benefits
Levels of participation in the ESPP are not currently determinable and, accordingly, the Company is unable to predict the number of shares that may be purchased thereunder, or matching grants that will be made thereunder to any specific participant.
If the ESPP is approved by the Company’s shareholders, the Company will file a registration statement on Form S-8 with the SEC covering the shares of our Class A common stock authorized for issuance under the ESPP.

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Information about Stock Ownership

OUTSTANDING SHARES AND VOTING RIGHTS
At the close of business on April 14, 2026, the record date, we had outstanding 141,116,698 shares of Class A common stock and 377,775 shares of Class B common stock.
On each matter to be voted on, the holders of Class A common stock and Class B common stock will vote together. As of the record date, each holder of Class A common stock is entitled to 0.08031 votes per share and each holder of Class B common stock is entitled to 15 votes per share. The Class B Common stock generally represents a non-dilutable 33 1/3% interest in the combined voting power of our two classes of common stock.
We must have a quorum to carry on the business of the annual meeting of shareholders. This means that, for each matter presented, shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast on that matter must be represented at the meeting, either by proxy or by attending the meeting. If the meeting is adjourned due to the absence of a quorum, those shareholders who are entitled to vote and who attend the reconvened meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of electing directors at such reconvened meeting. If the meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the reconvened meeting, even though they do not constitute a quorum as described above, will constitute a quorum for the purpose of acting on any matter described in this proxy statement other than the election of directors.
The director candidates who receive the most votes will be elected to fill the available seats on our Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count for voting purposes on those proposals. For Proposal 3, because it is possible that none of the options will receive majority of the votes cast, the option that receives the highest number of votes cast will be considered by our Board and Compensation and Culture Committee as the frequency that is preferred by our shareholders when determining the frequency of future advisory votes on compensation of our named executive officers. Withheld votes in regard to the election of directors, abstentions and broker nonvotes count for quorum purposes, but have no effect on the outcome of the proposals. Broker nonvotes occur on a matter when a bank, brokerage firm or other nominee is not permitted by applicable regulatory requirements to vote on that matter without instruction from the owner of the shares and no instruction is given. Absent instructions from you, your broker may vote your shares on ratifying the appointment of our independent auditors, but may not vote your shares on the election of directors or any of the other proposals. The proposals on which brokers may or may not vote are subject to change and determination by the company’s stock exchange.

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PRINCIPAL SHAREHOLDERS
This table sets forth information about persons we know to beneficially own more than 5% of any class of our voting common stock as of the dates specified below (except that percent of class is calculated based on the number of shares outstanding as of April 14, 2026).

Title of Voting Class	Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class (%)

Class A common stock	BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	15,292,572(1)	10.8
Class B common stock	Brian L. Roberts One Comcast Center, Philadelphia, PA 19103	377,745(2)	100
1.This information is based upon a Schedule 13G filed with the SEC on February 6, 2026 by BlackRock, Inc. setting forth information as of January 31, 2026. BlackRock, Inc. disclosed having sole voting power over 14,921,204 shares of our Class A common stock and sole dispositive power over 15,292,572 shares of our Class A common stock.
2.Includes 377,745 shares of Class B common stock owned by a limited liability company of which Mr. Roberts is the managing member. The shares of Class B common stock beneficially owned by Mr. Roberts represent 33 1/3% of the combined voting power of the two classes of our voting common stock, which percentage is generally non-dilutable under the terms of our articles of incorporation. Under our articles of incorporation, each share of Class B common stock is convertible at the shareholder’s option into a share of Class A common stock. Mr. Roberts owns less than 1% of the Class A common stock.
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
This table sets forth information about the amount of Class A common stock beneficially owned by (i) our current directors (all of whom are also director nominees), (ii) our named executive officers and (iii) our current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1) (#)	Percent of Class (%)

Rebecca S. Campbell	—	*
Creighton Condon	—	*
Michael A. Conway	1,350	*
David Eun	—	*
Jordan R. Fasbender(2)	9,229	*
Gerald L. Hassell	10,302	*
Anand M. Kini	527	*
Mark Lazarus	7,154	*
W. Scott Mahoney	—	*
Maritza Montiel	17	*
David Novak	156,182	*
Leonard A. Potter	13,500	*
All directors and executive officers as a group (12 persons)	198,261	*
*Less than 1% of the outstanding shares of the applicable class.
1.Beneficial ownership as of April 14, 2026 has been determined in accordance with Rule 13d-3 under the Exchange Act.
2.Represents 9,229 RSUs scheduled to vest on May 2, 2026.

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Related Person Transactions Policy and Certain Transactions

Our Board adopted a written policy (the “Related Person Transaction Policy”) regarding the review, approval or disapproval by our Audit Committee of transactions in which we or any of our subsidiaries are a participant, the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which any related persons (defined to include our executive officers, directors or director nominees, any shareholder beneficially owning in excess of 5% of the Company’s common stock, and any immediate family member of any of the foregoing persons) has a direct or indirect material interest. In addition, the Related Person Transaction Policy includes a list of certain transactions that are deemed pre-approved under the policy, such as compensation for services of NEOs or Board members. In approving or rejecting any related person transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Any Board member who is (or whose immediate family member is) a related person with respect to a transaction under review by the Audit Committee will not be permitted to participate in the deliberations or vote on approval, ratification, or disapproval of the transaction.
RELATED PERSON TRANSACTIONS
As a former business of Comcast, who was our parent until January 2, 2026, we engaged in related person transactions with Comcast in connection with the Spin-Off. Specifically, in order to govern the ongoing relationships between us and Comcast after the Spin-Off and to facilitate an orderly transition, we and Comcast entered into the Separation and Distribution Agreement as well as other agreements, including a Transition Services Agreement, a Tax Matters Agreement, an Employee Matters Agreement, and certain commercial arrangements. The following summarizes the terms of these agreements.
SEPARATION AND DISTRIBUTION AGREEMENT
The Separation and Distribution Agreement set forth the overall terms of the Spin-Off. Generally, the Separation and Distribution Agreement includes Comcast’s and Versant’s agreements relating to the restructuring steps taken to complete the Spin-Off, including the assets and rights transferred, liabilities assumed and related matters. In addition, the Separation and Distribution Agreement governs the treatment of indemnification, insurance and litigation responsibility and management.
Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets were transferred on an “as is, where is” basis. Generally, if the transfer of any assets or any claim or right or benefit arising thereunder, or assumption of any liability, would result in a breach of any contract, would otherwise adversely affect the rights of Comcast or its subsidiaries or Versant or its subsidiaries thereunder or would violate applicable law, in each case, without obtaining a consent that was not obtained before Comcast’s distribution of 100% of the shares of Versant Class A common stock and Class B common stock (the “Distribution”), the Separation and Distribution Agreement does not constitute an agreement to effect such transfer and the party retaining any such asset that otherwise would have been transferred shall hold such asset for the use and benefit of the party entitled thereto and the party intended to assume such liability will pay the party retaining such liability for all amounts paid in connection with the retention of such liability. In addition, the party retaining such asset, claim or right, or such liability will, insofar as reasonably possible and to the extent permitted by applicable law, take such actions as may be reasonably requested by the party to which such asset, claim or right, or such liability, is to be transferred or assumed in order to place such party, insofar as reasonably possible, in the same position as if such asset, claim or right, or such liability, had been transferred or assumed on or prior to the Distribution.
In addition, for so long as any person has an “attributable” interest in Comcast and Versant under the Communications Act of 1934 (“Communications Act”), the Separation and Distribution Agreement restricts Versant’s ability, without the prior written consent of Comcast (which shall not be unreasonably withheld, conditioned, or delayed and for which Comcast will undertake commercially reasonable efforts to enable it to provide such consent), to (i) acquire certain licenses issued by the Federal Communications Commission or ownership interests that would be subject to an ownership restriction or spectrum screen under the Communications Act or that would otherwise be subject to a foreign ownership restriction or review by applicable

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regulatory authorities and (ii) enter into agreements with television broadcast stations relating to time brokerage, local marketing, joint sales or other shared services agreements, in each case if such actions would reasonably be expected to result in a violation of the Communications Act or subject Comcast, its affiliates or any person deemed to have an attributable interest in Comcast to additional non-de minimis restrictions or compliance burdens under the Communications Act.
TAX MATTERS AGREEMENT
The Tax Matters Agreement governs the parties’ respective rights, responsibilities and obligations with respect to taxes, including taxes arising in the ordinary course of business, and taxes, if any, incurred as a result of the failure of the Spin-Off to qualify for tax-free treatment for U.S. federal income tax purposes. The Tax Matters Agreement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.
Under the Tax Matters Agreement, Comcast is generally responsible for all of Versant’s pre-closing taxes that are reported on combined tax returns with Comcast or any of its affiliates and all pre-closing non-income taxes attributable to the businesses and assets retained by Comcast. Versant will generally be responsible for all of Versant’s pre-closing income taxes that are reported on tax returns that include only Versant and/or Versant subsidiaries (“separate tax returns”) and all pre-closing non-income taxes attributable to Versant’s business or assets.
In the Tax Matters Agreement, Versant also agreed to certain covenants that contain restrictions intended to preserve the tax-free treatment of the Spin-Off. Versant may take certain actions prohibited by these covenants only if Versant obtains and provides to Comcast a ruling from the Internal Revenue Service or an opinion from a tax adviser acceptable to Comcast in its sole discretion, in each case, to the effect that such action will not jeopardize the tax-free treatment of these transactions, or if Versant obtains prior written consent of Comcast, in its sole and absolute discretion, waiving such requirement. Versant is barred from taking any action, or failing to take any action, where such action or failure to act adversely affects or could reasonably be expected to adversely affect the tax-free treatment of the Spin-Off, for all relevant time periods. In addition, these covenants include specific restrictions on Versant:
•discontinuing the active conduct of Versant’s trade or business;
•issuing or selling stock or other securities (including securities convertible into Versant stock but excluding certain compensatory arrangements);
•amending Versant’s articles of incorporation (or other organizational documents) or any other action, whether through a shareholder vote or otherwise, affecting the voting rights of Versant’s common stock; and
•entering into certain corporate transactions that could jeopardize the tax-free treatment of the Distribution.
Versant generally agreed to indemnify Comcast against any and all tax-related liabilities incurred by Comcast or its subsidiaries relating to the Distribution to the extent caused by any action undertaken by Versant or in respect of Versant’s shares. The indemnification will apply even if Comcast has permitted Versant to take an action that would otherwise have been prohibited under the tax-related covenants described above.
TRANSITION SERVICES AGREEMENT
The Transition Services Agreement sets forth the terms on which Comcast provides to Versant, on a transitional basis, certain services or functions that the companies historically have shared. The transition services include various services and functions, generally for a period of up to two years following the Distribution for all such services. Compensation for the transition services will be determined using billing methodologies which are described in the agreement. The Transition Services Agreement provides that Versant may, subject to certain conditions, terminate any or all of the services, or any part of a service, upon prior written notice to Comcast. Versant indemnifies Comcast from liabilities for claims arising from Comcast’s provision of the services, Versant’s use of the services or breach of the agreement, or from Versant’s gross negligence, fraud or willful misconduct. Comcast indemnifies Versant from liabilities for claims arising from Comcast’s breach of the agreement or from Comcast’s gross negligence, fraud or willful misconduct. Subject to certain customary exceptions, Comcast’s maximum aggregate liability under the Transition Services Agreement is limited to the fees actually received by Comcast under the agreement.

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EMPLOYEE MATTERS AGREEMENT
The Employee Matters Agreement governs each company’s respective compensation and benefit obligations with respect to current and former employees. The Employee Matters Agreement sets forth general principles relating to employee matters in connection with the Spin-Off, such as the assignment of employees, the assumption and retention of liabilities and related assets, the treatment of cash and equity incentive compensation, expense reimbursements, workers’ compensation, leaves of absence and the provision of health and welfare benefits, the treatment of retirement benefits (including participation in nonqualified deferred compensation plans), employee service credit and the sharing of employee information. In addition, during the 12-month period following the Spin-Off, each of Comcast and Versant is subject to mutual non-solicit restrictions.
The Employee Matters Agreement generally allocates liabilities and responsibilities relating to employment, compensation and benefits-related matters, with (i) Comcast generally retaining liabilities (both pre- and post-Distribution) and responsibilities with respect to (a) Comcast employees, directors and consultants who will remain with Comcast and former employees who were last actively employed by Comcast primarily in its business and (b) benefit plans and programs sponsored by Comcast and (ii)Versant generally assuming liabilities (both pre- and post-Distribution) and responsibilities with respect to (a) employees and consultants who have transferred to Versant in connection with the Spin-Off and former employees who were last actively employed primarily in the business transferred to Versant (the “Spin Business”) and (b) benefit plans and programs sponsored by Versant. The Employee Matters Agreement provides that Versant active employees generally will no longer participate in benefit plans sponsored or maintained by Comcast and will commence participation in Versant benefit plans, subject to the terms of the Transition Services Agreement. The Employee Matters Agreement also reflects the adjustment of outstanding equity-based awards granted by Comcast prior to the Spin-Off.
CERTAIN COMMERCIAL AGREEMENTS
In connection with the Distribution, Versant entered into certain additional commercial arrangements or amendments to existing arrangements with Comcast or NBCUniversal Media, or certain of their respective affiliates, relating to the Spin Business. These commercial arrangements relate to a variety of ordinary course business functions, including, but not limited to:
•the sale and use of Versant’s advertising and promotional inventory;
•the distribution or use, as applicable, by Comcast and NBCUniversal of certain of Versant’s networks, content, trademarks and applications on their own and certain third-party platforms and networks, along with certain related sales, marketing and other support services;
•certain ancillary services, including the use of personnel, as well as studio and production-related services, for the production of sports content and the use of personnel and hospitality support services for certain advertising and sports industry events;
•time purchase agreements for each party to exhibit certain sports programming on the other party’s networks and platforms; and
•licensing and similar arrangements relating to Versant’s use of certain entertainment and news content and trademark rights owned by NBCUniversal and its affiliates, as well as the use by Comcast and its affiliates of certain of Versant’s content, data and trademarks.
These commercial agreements are generally for multiyear terms, with pricing and other terms and conditions that are customary for these types of agreements among unrelated parties.

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Other Information

WHO MAY VOTE
Holders of record of Class A and Class B common stock of Comcast at the close of business on April 14, 2026 may vote at the annual meeting of shareholders. The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed, and this proxy statement is being made available, to our shareholders beginning on April 23, 2026.
PARTICIPATING AND VOTING AT THE MEETING
You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/VSNT2026. Attendance at the meeting for purposes of voting and asking questions is limited to shareholders of record on April 14, 2026. Please be sure to have your proxy voting card or notice with you so that you may access your 16-digit control number to log on to the meeting. If your shares are held in the name of your bank, brokerage firm or other nominee, please have your voting instruction form received from your bank, brokerage firm or other nominee, which will contain the relevant control number.
If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the meeting login page. If there are any technical issues in convening or hosting the meeting, we will promptly post information to the Investors section of our website at www.versantmedia.com, including information on when the meeting will be reconvened. If your shares are held in the name of your bank, brokerage firm or other nominee and you have any questions about your control number, please contact the bank, brokerage firm or other nominee that holds your shares.
CONDUCT OF THE MEETING
The Chairman of our Board (or any other person designated by our Board) has broad authority to conduct the annual meeting of shareholders in an orderly manner. This authority includes establishing and enforcing rules of conduct, which will be available at the meeting online, for shareholders who wish to participate in the meeting. We have structured our virtual meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. Questions may be submitted during the meeting in the online question box provided at the meeting. If you would like to submit questions in advance of the Annual Meeting, please visit proxyvote.com before 11:59 p.m. Eastern Time on June 24, 2026 and enter your 16-digit control number. Questions submitted in accordance with the rules of conduct generally will be addressed in the order received (both with respect to specific agenda items and the general question and answer session) and will be read as submitted, unless the question is duplicative of a question already asked and answered or is deemed profane or otherwise inappropriate, in which case the question may be edited or paraphrased.
HOW TO VOTE
You may vote at the meeting or by proxy before the meeting. We recommend that you vote by proxy even if you plan to participate in the meeting. You can always change your vote at the meeting.
HOW PROXIES WORK
Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You also may vote for or against the other proposals or abstain from voting.

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You can vote by proxy before the meeting in any of the following ways:

Internet Go to www.proxyvote.com or scan the QR code on your Notice or proxy card with a smartphone or tablet, and then follow the instructions outlined on the secure website.
Phone
Call toll free 1-800-690-6903 and follow the instructions provided on the recorded message. If you hold shares beneficially, through a broker, brokerage firm, bank or other nominee, please refer to the instructions your broker, brokerage firm, bank or other nominee provided to you regarding voting by telephone.
Mail Complete, sign and date your proxy card and return it in the enclosed envelope.
If you vote via the internet or by telephone, your vote must be received by 11:59 p.m. Eastern Time on June 24, 2026.
If your shares are held in the name of your bank, brokerage firm or other nominee, please follow the voting instructions you received from your bank, brokerage firm or other nominee.
If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of (a) the director nominees, (b) ratifying the appointment of our independent auditors, (c) a frequency of “one year” for future nonbinding, advisory votes to approve our named executive officer compensation, and (d) approving the Versant Media Group, Inc. Employee Stock Purchase Plan.
MATTERS TO BE PRESENTED
We are not aware of any matters to be presented at the meeting other than those described in this proxy statement. If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is postponed or adjourned, the proxies will vote your shares on the new meeting date in accordance with your previous instructions, unless you have revoked your proxy.
REVOKING A PROXY
You may revoke your proxy before it is voted by:
•submitting a new proxy with a later date, including a proxy given via the internet or by telephone;
•notifying our General Counsel & Corporate Secretary in writing before the meeting at the address given below; or
•voting in person at the meeting.
NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS
Pursuant to the rules of the SEC, we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the internet. In compliance with this e-proxy process, on April 23, 2026, we mailed to our shareholders of record and beneficial owners the Notice containing instructions on how to access this proxy statement and our Annual Report on Form 10-K via the internet and how to vote online. As a result, you will not receive a paper copy of the proxy materials unless you request one. All shareholders may access the proxy materials on the website referred to in the Notice and in this proxy statement and request to receive a set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. By participating in the e-proxy process, we reduce the impact of our annual meeting of shareholders on the environment and save money on the cost of printing and mailing documents to you. See “Electronic Access to Proxy Materials and Annual Report on Form 10-K” below for further information on electing to receive proxy materials electronically.

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ADDITIONAL INFORMATION ON THE ANNUAL MEETING OF SHAREHOLDERS
If you have questions or would like more information about the annual meeting of shareholders, you can contact us in any of the following ways:

Internet Go to www.proxyvote.com or scan the QR code on your Notice or proxy card with a smartphone or tablet.	Mail Jordan R. Fasbender, General Counsel & Corporate Secretary Versant Media Group, Inc. 229 West 43rd Street New York, NY 10036
SHAREHOLDER PROPOSALS FOR NEXT YEAR
Any shareholder proposals intended to be presented at our 2027 annual meeting of shareholders and considered for inclusion in our proxy materials under Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be received no later than December 24, 2026 and must comply with the procedures and requirements of Rule 14a-8. Shareholder proposals failing to comply with the procedures of Rule 14a-8 under the Exchange Act will be excluded. If the date of our 2027 annual meeting is more than 30 days from June 25, 2027, we will publicly announce a different submission deadline from that set forth above, in compliance with SEC rules.
Any shareholder proposals (excluding those proposals seeking to nominate directors) that are intended to be presented at the annual meeting of shareholders in 2027 but not to be included in our proxy materials must comply with the advance notice provision in Section 2.09 of our bylaws, including timely notice and informational and procedural requirements set forth in the bylaws. If we call the 2027 annual meeting of shareholders for a date between May 26, 2027 and July 25, 2027, we must receive notice of the proposal at our mailing address immediately above on or after February 25, 2027 and no later than the close of business on March 27, 2027 in order to be timely. If we call the 2027 annual meeting of shareholders for any other date, we must receive notice of the proposal no later than the close of business on the tenth day following the day on which we first make a public announcement of the date of the meeting in order to be timely.
All shareholder proposals should be directed to Jordan R. Fasbender, General Counsel & Corporate Secretary, Versant Media Group, Inc., at our mailing address immediately above.
SOLICITATION OF PROXIES
We are providing this proxy statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. We pay the cost of this proxy solicitation. Pursuant to SEC rules, we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the internet. In addition to soliciting proxies by the internet and mail, we expect that a number of our employees will solicit shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

Versant Media Group, Inc.	52	2026 Proxy Statement

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K
Shareholders can access this proxy statement and our Annual Report on Form 10-K via the internet at www.proxyvote.com or by scanning the QR code on the Notice or proxy card with a smartphone or tablet, and then following the instructions outlined on the secure website. For those receiving hard copy materials, for future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice, the proxy statement and the annual report, electronically in lieu of receiving them by mail. To receive materials electronically, you will need access to a computer and an e-mail account. You will have the opportunity to revoke your request for electronic delivery at any time without charge.
If you are a registered shareholder and you have not already done so, you can choose this electronic delivery option by following the instructions provided when voting via the internet and provided on the proxy card. Your choice will remain in effect unless you revoke it by contacting our transfer agent, Equiniti Trust Company, LLC, at 651-450-4064 or EQ Shareholder Services, PO Box 64874, St Paul, MN 55164 or by signing on to your account at https://www.shareowneronline.com/versant. You may update your electronic address by contacting Equiniti Trust Company, LLC.
If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee or by following the instructions provided when voting via the internet. Your choice will remain in effect unless you revoke it by contacting your nominee. You may update your electronic address by contacting your nominee.
IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
Under SEC rules, delivery of each Notice or a single proxy statement and annual report, as applicable, in a single envelope to two or more shareholders sharing the same mailing address is permitted under certain conditions. This procedure, called “householding,” is available if all of the following criteria are met:
•you have the same address as other shareholders registered on our books;
•you have the same last name as the other shareholders; and
•your address is a residential address or post office box.
If you meet this criteria, you are eligible for householding and the following terms apply. If you are not eligible, please disregard this notice.
How do I consent to, or discontinue, the householding process of receiving just one set of annual disclosure materials?
To give your consent to, or to discontinue, householding, please notify our transfer agent, Equiniti Trust Company, LLC, at 651-450-4064 or by mail at EQ Shareholder Services, PO Box 64874, St Paul, MN 55164 if you are a registered shareholder, or your bank or broker if you are a beneficial shareholder. Registered and beneficial shareholders may also discontinue householding by contacting Broadridge by phone at (866) 540-7095 or by mail at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
The householding consent is considered perpetual, which means you will continue to receive a single envelope containing each Notice for the household or a single proxy statement and annual report, as applicable, in the future unless you discontinue this process.

Versant Media Group, Inc.	53	2026 Proxy Statement

Appendix A

VERSANT MEDIA GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN
VERSANT MEDIA GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

Versant Media Group, Inc., a Pennsylvania corporation (the “Company”), hereby adopts the Versant Media Group, Inc. Employee Stock Purchase Plan (the “Plan”), effective as of [ ], 2026, the date the Plan becomes effective, subject to the approval by the shareholders of the Company. The Plan shall remain in effect, subject to the right of the Board and the Committee to amend or terminate the Plan at any time pursuant to Paragraph 14 hereof, until all of the Shares authorized under the Plan have been purchased according to the Plan’s provisions.
1.Purpose.
The Plan provides Eligible Employees of the Company and Participating Companies an opportunity to purchase shares of Class A common stock of the Company through after-tax payroll deductions, thereby providing Eligible Employees with a personal stake in the Company and linking the personal interests of Eligible Employees to those of the Company’s shareholders. The Plan is not intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).
2.Definitions.
(a)“Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.
(b)“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
(c)“Board” means the Board of Directors of the Company.
(d)“Brokerage Account” means the brokerage account established under the Plan by the Company for each Participant, to which Shares purchased under the Plan shall be credited.
(e)“Change in Control” means the occurrence of any one or more of the following events:
i.any Person or “group” (as defined in Section 13(d) of the 1934 Act), other than an employee benefit plan or trust maintained by the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors, unless a majority of the directors of the Company in office immediately preceding the date on which such Person acquires such beneficial ownership, by resolution negates the effectiveness of this provision in a particular circumstance;
ii.at any time during a period of 12 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at

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the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the Board;
iii.the consummation of a merger, consolidation, amalgamation, reorganization or similar business transaction or series of related transactions involving the Company or any of its subsidiaries with any other corporation or entity, which would result in the combined voting power of the Company’s securities entitled to vote generally in the election of directors outstanding immediately prior to such transaction or series of related transactions representing (either by remaining outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) less than a majority of the combined voting power of the Company or such surviving entity or parent outstanding immediately after such transaction or series of related transactions;
iv. the consummation of any sale, lease, exchange or other transfer to any Person of all or substantially all of the assets of the Company, in one transaction or a series of related transactions; or
v.the approval by the shareholders of the Company of a liquidation or dissolution of the Company.
The Board’s determination of the occurrence of a Change in Control shall be final and binding.
(f)“Code” means the Internal Revenue Code of 1986, as amended.
(g)“Committee” means the Compensation and Culture Committee of the Board or its duly authorized delegate (or such other committee appointed by the Board to administer the ESPP).
(h) “Company” means Versant Media Group, Inc., a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
(i)“Compensation” means an Eligible Employee’s wages as reported on Form W‑2 (i.e., wages as defined in section 3401(a) of the Code and all other payments of compensation for which the Participating Company is required to furnish the employee a written statement under sections 6041(d) and 6051(a)(3) of the Code) from a Participating Company, reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, equity compensation, deferred compensation, and welfare benefits, but including salary reduction contributions and elective contributions that are not includible in gross income under sections 125 or 402(a)(8) of the Code.
(j)“Election Form” means the written or electronic form approved by the Company which an Eligible Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.
(k)“Eligible Employee” means an Employee who is not an Ineligible Employee.
(l)“Eligible Employer” means the Company and any subsidiary of the Company in which the Company holds, directly or indirectly, at least a 50% ownership interest and, unless determined otherwise by the Committee, is organized under the laws of the United States of America; provided that any entity which meets the foregoing as a result of an acquisition by the Company following the effective date of the Plan shall not be an Eligible Employer unless designated by the Committee.
(m)“Employee” means a person who is an employee of a Participating Company.
(n)“Fair Market Value” means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading (or if the reference date is not a trading day, the immediately preceding trading date) or, if not listed or traded on any such exchange, the fair market value as reasonably determined by the Board or the Committee, which determination shall be conclusive.
(o) “Ineligible Employee” means an Employee who, as of the relevant date of determination:
i.is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company;

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ii.except as otherwise provided by the Committee, an employee who is (A) employed by a subsidiary that is organized under the laws of a jurisdiction outside of the United States of America or (B) whose principal work location is outside of the United States;
iii.except as otherwise provided by the Committee, is not on a United States payroll of a Participating Company or is an individual with respect to whom the Participating Company does not report such individual’s compensation as wages on Form W-2;
iv.has not been continuously employed by the Company or Participating Company as a staff employee on a full‑time basis for at least 90 days;
v. is employed by the Company on a part‑time basis;
vi.is covered by a collective bargaining agreement (or similar labor agreement) unless and to the extent such agreement provides that such Employees shall be eligible to participate in the Plan; or
vii.is restricted from participating under Paragraph 3(b).
For purposes of this Paragraph 2(o), an Employee is employed on a part‑time basis if the Employee customarily works less than 20 hours per week, and an Employee is employed on a full‑time basis if the Employee customarily works 20 or more hours per week.
(p)“Offering Commencement Date” means the first day of each Offering Period as established by the Committee and communicated to Eligible Employees in the applicable offering materials or by such other means as the Committee determines.
(q)“Offering Period” means the offering period designated by the Committee, which shall be no less than one and no more than 27 consecutive months, during which Eligible Employees may elect to purchase Shares pursuant to this Plan. The Committee may, in its discretion and to the extent permitted by law, change, shorten, lengthen, postpone or terminate any Offering Period, and may adopt special Offering Periods to facilitate corporate transactions.
(r)“Participant” means an Eligible Employee who has timely delivered an Election Form to the Company in accordance with procedures established by the Committee.
(s)“Participating Company” means each Eligible Employer whose employees’ Compensation is administered under the Company’s common payroll system, other than such an Eligible Employer that is designated by the Board or Committee as an excluded Eligible Employer, provided that the Board or Committee may designate an Eligible Employer whose employees’ Compensation is not administered under the Company’s common payroll system as a Participating Company. Notwithstanding the foregoing, the Board or the Committee may delegate its authority to designate or exclude an Eligible Employer as a Participating Company under this Paragraph 2(s) to an officer of the Company or committee of two or more officers of the Company.
(t)“Payroll Deduction” means amounts withheld (on an after-tax basis) from a Participant’s Compensation pursuant to the Plan, as described in Paragraph 5.
(u)“Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.
(v)“Plan” means the Versant Media Group, Inc. Employee Stock Purchase Plan, as set forth in this document, and as such may be amended from time to time.
(w)“Plan Termination Date” means the earlier of:
i.the Purchase Date for the Offering Period in which the maximum number of Shares specified in Paragraph 9(a) have been issued pursuant to the Plan; or
ii.the date as of which the Board or the Committee chooses to terminate the Plan as provided in Paragraph 14(a).

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(x)“Purchase Date” means the last day of each Offering Period following an Offering Commencement Date. If a scheduled Purchase Date is not a trading day on the principal securities market for Shares, the Purchase Date shall be the immediately preceding trading day (or such other date as the Committee determines is administratively practicable).
(y)“Purchase Price” means the Fair Market Value per Share on a Purchase Date.
(z)“Shares” means shares of the Company’s Class A common stock, par value $0.01.
(aa)“Successor‑in‑Interest” means the Participant’s executor or administrator, or such other person or entity to which the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.
(bb)    “Terminating Event” means any of the following events:
i.    the liquidation of the Company; or
ii.    the closing of any other Change in Control.
The Company shall give Participants at least thirty (30) days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event.
(cc)    “Withdrawal Form” means the written or electronic form approved by the Company which an Employee shall use to discontinue participation during an Offering Period pursuant to Paragraph 7(b).
(dd)    “1934 Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
3.Eligibility and Participation.
(a)Eligibility. Except to the extent participation is restricted under Paragraph 3(b), each Eligible Employee shall be eligible to participate in the Plan, unless determined otherwise by the Committee.
(b)Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to purchase Shares in an Offering Period to the extent that immediately after the purchase of Shares, such Employee would be subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company.
(c)Enrollment. An Eligible Employee who is eligible to participate with respect to an Offering Period may enroll in the Plan and become a Participant by (i) completing an Election Form pursuant to which the Eligible Employee (A) specifies the amount of their Payroll Deduction(s), which may be expressed as a per pay period percentage or fixed dollar amount, or on such other basis as the Committee decides, (B) authorizes Payroll Deductions to be deducted through payroll from their Compensation (or agrees to another method of payment approved by the Committee), (C) consents to the maximum and minimum Payroll Deduction limits as they apply from time to time, and (D) accepts the terms of the Plan, and filing such completed Election Form with the Company within the election period determined by the Committee preceding the Offering Commencement Date for the first Offering Period to which such Election Form applies, or (ii) following such other enrollment procedure determined by the Committee.
(d)Commencement of Participation. Payroll Deductions for a Participant shall commence on the first full payroll period ending after the applicable Offering Commencement Date when his or her authorization for Payroll Deductions become effective, and shall end on the Plan Termination Date, unless sooner terminated pursuant to Paragraph 7.
4.Shares Per Offering Period.
(a)    Authorized Compensation. The Plan shall be implemented through a series of Offering Periods authorized by the Board or the Committee, during each of which a Participant may purchase Shares using only the Compensation accumulated during that specific Offering Period.

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(b)    Number of Shares Available. Shares available for any Offering Period shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Paragraph 9(a), for all of the Offering Periods, less the actual number of Shares purchased by Participants pursuant to prior Offering Periods. If the total number of Shares subject to purchase under the Plan on any Purchase Date exceeds the maximum number of Shares available, the Board or the Committee shall make a pro-rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Purchase Date.
5.Payroll Deductions.
(a)Amount of Payroll Deductions. On the Election Form, an Eligible Employee may elect to have Payroll Deductions of Compensation earned for each payroll period ending within the Offering Period; provided that the maximum amount of Payroll Deductions for any Eligible Employee for any calendar year shall not exceed $6,000. The Committee may, in its sole discretion, establish a minimum amount of Payroll Deductions for any Eligible Employee to participate in any Offering Period.
(b)Participants’ Accounts. All Payroll Deductions with respect to a Participant pursuant to Paragraph 5(a) shall be credited to the Participant’s Account under the Plan.
(c)Changes in Payroll Deductions. A Participant may discontinue Payroll Deductions during an Offering Period by providing a Withdrawal Form to the Committee at least thirty (30) days before the Purchase Date applicable to such Offering Period (or within such other time period as may be designated by the Committee). No other change can be made during an Offering Period, including, but not limited to, changes in the amount of Payroll Deductions for such Offering Period. A Participant may change the amount of Payroll Deductions for subsequent Offering Periods by giving written notice (or notice in another form pursuant to procedures established by the Committee) of such change to the Committee on or before the 15th day of the month immediately preceding the Offering Commencement Date for the Offering Period for which such change is effective (or such other date approved by the Committee).
6.Purchase of Shares.
(a)In General. Subject to Paragraphs 6(b) and 7 below, on each Purchase Date, each Participant shall purchase, with the funds accumulated in the Participant’s Account as of the Purchase Date, a number of Shares. The total Shares will be based upon Participant Shares, Match Shares and Fractional Shares for each transaction, as applicable.
i.Participant Shares. On each Purchase Date, the Company shall apply the funds then credited to each Participant’s Account to the purchase of Shares (“Participant Shares”). As of each such Purchase Date, each such Participant shall purchase the number of Shares calculated in accordance with this subsection (a)(i), unless the Participant has previously elected to withdraw from the Plan; provided, however, that no Shares shall be purchased on a Purchase Date on behalf of any Participant whose participation in the Plan was terminated prior to such Purchase Date. On each Purchase Date, the amount of funds then in the Participant’s Account shall be divided by the Purchase Price, and the number of Shares that results shall be purchased with the funds within the Participant’s Account. Any Fractional Share purchased shall be notionally allocated to the Participant.
ii.Match Award. On each Purchase Date, the Company shall make a contribution of Shares to each Participant’s Account (a “Match Award”) equal to one-third of the number of Shares purchased on behalf of such Participant through this Plan on such Purchase Date (or such lesser number as may be approved by the Committee) (the “Matching Ratio”). The Committee shall determine the method by which the Match Award will be administered for any Offering Period, Eligible Employer, or jurisdiction (each, the “Match Method”), which may be: (i) delivery of additional Shares (“Match Shares”) equal to the Matching Ratio multiplied by the number of Shares purchased by the Participant on the Purchase Date; or (ii) a cash credit to the Participant’s Account equal to the Matching Ratio multiplied by the dollar amount of the Participant’s Payroll Deductions actually applied to purchase Shares on the Purchase Date (“Matching Dollars”). If the application of the Matching Ratio would result in a Match Award of a Fractional Share,

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such will be notionally allocated to the Participant, to be aggregated with other notional Fractional Shares on future Purchase Dates. Such Company contributed Shares may be purchased on the open market by the Company or issued from authorized but unissued shares or treasury shares. In accordance with the provisions of the Plan, the Company shall be permitted to issue such Shares net of applicable taxes.
iii.Fractional Shares. Any calculation of converting Payroll Deductions to Participant Shares or application of a Matching Ratio to determine Match Award that results in a fraction of a Share is herein defined as a “Fractional Share.” No Participant shall have any right to receive any notionally allocated Fractional Share, nor shall any provision herein be construed to give such right. Upon ceasing to be an Eligible Employee or withdrawal from the Plan, any notionally allocated Fractional Share shall be paid in cash to the Participant. Any such payment in respect of a notionally allocated Fractional Share shall be in an amount equal to its fractional equivalent of the Fair Market Value as of the time of ceasing to be an Eligible Employee or such withdrawal, without interest (unless otherwise required by applicable law).
(b)Employment on Purchase Date. On each Purchase Date, each Participant must remain an Eligible Employee to purchase Shares pursuant to this Plan. If a Participant’s employment with the Company and all Participating Companies terminates for any or no reason on or prior to a Purchase Date, or the Participant is an Ineligible Employee as of a Purchase Date, such Participant shall not participate in any purchase of Shares on such Purchase Date, and shall automatically withdraw from the Plan, and the Payroll Deductions credited to the Participant’s Account shall be returned to the Participant (or their Successor-in-Interest, if applicable) as soon as practicable, without interest (unless otherwise required by applicable law).
(c)Transferability of Rights to Purchase Shares. No right to purchase Shares pursuant to the Plan shall be transferable, and no such right to purchase Shares pursuant to the Plan shall be exercisable during the Participant’s lifetime other than by the Participant.
(d)Vesting. All purchased Shares shall be immediately 100% vested when credited to the Participant’s Brokerage Account. All Shares received by a Participant as a result of a Match Award or any Matching Dollars shall be immediately 100% vested when credited to the Participant’s Brokerage Account (unless otherwise determined by the Committee at least thirty (30) days prior to the Offering Commencement Date for such Offering Period).
7.Termination of Participation.
(a)Account. Except as provided in Paragraph 7(b), no amounts shall be distributed from a Participant’s Account during an Offering Period.
(b)Withdrawal from Participation. A Participant may withdraw from participation for any Offering Period by submitting a Withdrawal Form at least ten (10) business days prior to the applicable Purchase Date (or by such other deadline as the Committee may establish). A Withdrawal Form received after the applicable deadline will be effective for the next Offering Period for which timely notice can be given effect. Upon a timely withdrawal, (i) the Participant’s payroll deductions (or other authorized contributions) shall cease as soon as administratively practicable, and (ii) amounts then credited to the Participant’s Account that have not been applied to purchase Shares will be refunded without interest (unless otherwise required by applicable law). A Participant who withdraws may re‑enroll in a future Offering Period in accordance with Paragraph 5.
(c)Termination of Employment. Without limitation of Paragraph 6(b) above, upon termination of a Participant’s employment for any or no reason, all amounts credited to such Participant’s Account shall be immediately returned without interest (unless otherwise required by applicable law) to the Participant, or, following the Participant’s death, to the Participant’s Successor-in-Interest.
8.Interest.
No interest shall be paid or allowed with respect to Payroll Deductions paid into the Plan or credited to any Participant’s Account, or provided to Participants withdrawing from participation and requesting refund of funds from their Account unless otherwise required by applicable law.

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9.Shares.
(a)Maximum Number of Shares; Adjustments. Subject to adjustment as provided in this Paragraph 9(a), not more than two million (2,000,000) Shares in the aggregate may be issued pursuant to all Offering Periods made under the Plan. In the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split‑up, spin-off or other substitution of securities of the Company, the Board or the Committee shall make, to the extent permissible under applicable law, appropriate equitable anti‑dilution adjustments to the number and class of securities available for issuance under the Plan, to the number and class of shares of stock subject to outstanding Offering Periods, and to the Purchase Price. Any reference to the Purchase Price in the Plan and in any related documents shall be a reference to the Purchase Price as so adjusted. Any reference to the term “Shares” in the Plan and in any related documents shall be a reference to the appropriate number and class of securities available for issuance under the Plan, as adjusted pursuant to this Paragraph 9(a). The Board’s or the Committee’s adjustment shall be effective and binding for all purposes of this Plan. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable. Shares issued under the Plan may consist, in whole or in part, of previously unissued Shares, treasury shares or Shares purchased on the open market.
(b)Participant’s Interest in Shares. A Participant shall have no interest in Shares offered under the Plan and no rights as a stockholder of the Company unless and until Shares are credited to the Participant’s Brokerage Account.
(c)Crediting of Shares to Brokerage Account. Shares purchased under the Plan and all Match Awards shall be credited to the Participant’s Brokerage Account as soon as practicable following the Purchase Date.
(d)Restrictions on Purchase. The Board or the Committee may, in its discretion, require as conditions to the purchase of any Shares under the Plan such conditions as it may deem necessary to assure that such purchase of Shares is in compliance with applicable securities laws.
(e)Restrictions on Sale of Shares. The Board or the Committee may, in its discretion, require as conditions to the sale of any Shares credited to Participants’ Brokerage Accounts under the Plan such conditions as it may deem necessary to assure that such sale of Shares is in compliance with applicable securities laws.
10.Expenses.
The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her Payroll Deductions.
11.Taxes.
The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the purchase of Shares under the Plan, Match Awards, and in connection with the sale of Shares acquired under the Plan. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any withholding requirement. Any tax liabilities incurred in connection with a Participant’s participation in the Plan may, to the extent such liabilities cannot be satisfied in full by withholding cash payable in connection with a taxable event, be satisfied by withholding a portion of the Shares otherwise creditable under the Plan having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld under applicable law.
It is intended that the payments and benefits provided under the Plan will either be exempt from the application of, or comply with, the requirements of section 409A of the Code, and the applicable guidance thereunder. The Plan and all related documents, including but not limited to an Election Form, will be construed, administered, and operated in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan is not warranted or guaranteed. To the extent required to avoid the imposition of additional applicable taxes and penalties pursuant to section 409A of the Code, references in this Plan to a Participant’s “termination,” “termination of employment,” or like terms shall mean “separation from

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service” within the meaning of section 409A of the Code. Neither the Company nor any Participating Company, nor their respective directors, officers, employees or advisors will be held liable for any tax, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any payments or benefits thereunder.
12.Plan and Payroll Deductions Not to Affect Employment.
Neither the Plan nor any Payroll Deductions hereunder shall confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.
13.Administration.
The Plan shall be administered by the Committee. The Board and the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel, including determination of the methods through which Eligible Employees may elect to participate, amend their participation, or withdraw from participation in the Plan, and establish methods of enrollment by means of a manual or electronic form of authorization or an integrated voice response system, determination of matters concerning the means of issuance of Shares and the procedures established to ensure that the Company’s applicable tax withholding obligations are satisfied. The Committee may delegate its administrative duties, subject to its review and supervision, to the appropriate officers and employees of the Company. The determinations of the Board and the Committee on the matters referred to in this Paragraph 13 shall be conclusive and binding.
14.Amendment and Termination.
(a)    Right to Amend and Terminate. The Board or the Committee may terminate the Plan at any time and may amend or suspend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants without interest (unless otherwise required by applicable law), provided further, that no amendment to the Plan shall adversely affect the right of any Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further that the Company may seek shareholder approval of the Plan or any amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation, and provided further that the Board or the Committee may condition the effectiveness of any Election Form on such shareholder approval.
(b)    Plan Expiration. The Plan shall automatically expire and terminate on the Plan Termination Date, at which time no further Offering Periods shall commence. Any Shares scheduled for purchase prior to such date may be settled in accordance with the terms of this Plan following such date.
15.Government and Other Regulations.
(a)In General. The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required. Any issuance, delivery, or acquisition of Shares pursuant to the Plan shall be subject to applicable law, stock‑exchange listing standards, and Company policies (including insider‑trading and blackout policies). The Committee may change the source of Shares for any Offering Period and may authorize the Company or its appointed agent to effect open‑market purchases in one or more transactions (which may include transactions effected under a Rule 10b5‑1 trading plan or similar arrangement). The Company shall have no obligation to issue, deliver, or acquire Shares if, in the Committee’s judgment, doing so would violate applicable law, listing standards, or Company policy; in such cases, the Committee may delay settlement until compliance is satisfied or provide for a uniform alternative treatment, including cash settlement or refund without interest of amounts not applied to purchase Shares.
(b)Securities Law. The Committee shall have the power to make each offering under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then‑existing requirements of the Securities

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Act of 1933, as amended, and the 1934 Act, and any applicable rules promulgated by the Securities and Exchange Commission thereunder.
16.Non‑Alienation.
No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his right to purchase Shares under the Plan prior to the time that such Shares are credited to the Participant’s Brokerage Account. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.
17.Notices.
Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:
If to the Company:
Versant Media Group, Inc.
229 West 43rd Street
New York, NY 10036
Attention: General Counsel
Or any other address provided pursuant to notice provided by the Committee.
If to the Participant:
At the address on file with the Company or Participating Company from time to time, or to such other address as either party may hereafter designate in writing (or via such other means of communication permitted by the Committee) by notice similarly given by one party to the other.
18.Computational Errors.
In the event mathematical, accounting, or similar errors are made in maintaining Plan Accounts, the Company may make such equitable adjustments as it deems appropriate to correct such errors.
19.Successors.
The Plan shall be binding upon and inure to the benefit of any successors or assigns of the Company.
20.Severability.
If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.
21.Acceptance.
The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.
22.Applicable Law.
This Plan shall be construed in accordance with the laws of the Commonwealth of Pennsylvania (excluding the conflict of laws rules), to the extent not preempted by applicable Federal law.

Versant Media Group, Inc.	A-9	2026 Proxy Statement

Appendix B

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION
We believe that the presentation of financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) provides useful information to investors regarding our results of operations and financial condition. Our non-GAAP financial measures should be considered in addition to, but not as a substitute for, operating income, net income, net income attributable to Versant or other measures reported in accordance with GAAP.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure and is the primary basis used to measure the operational strength and performance of our business as well as to assist in the evaluation of underlying trends in our business. This measure eliminates the significant level of noncash depreciation and amortization expense that results from property and equipment and intangible assets recognized in business combinations. It is also unaffected by our capital and tax structures, and by our investment activities, including the impacts of entities that we do not consolidate, as our management excludes these results when evaluating our operating performance. Our management and Board of Directors use this financial measure to evaluate our operating performance and to allocate resources. It is also a significant performance measure in our annual incentive compensation programs. Additionally, we believe that Adjusted EBITDA is useful to investors because it is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Adjusted EBITDA may not be directly comparable to similar measures used by other companies.
We define Adjusted EBITDA as net income attributable to Versant before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time, we may exclude from Adjusted EBITDA the impact of certain other events, gains, losses or other charges that affect the period-to-period comparability of our operating performance.
Standalone Adjusted EBITDA
Standalone Adjusted EBITDA is a non-GAAP financial measure used in periods prior to the separation from Comcast ("the Separation") to measure the operational strength and performance of our business as well as to assist in the evaluation of underlying trends in our business. Consistent with Adjusted EBITDA, this measure eliminates noncash depreciation and amortization expense and is unaffected by our capital and tax structures and by our investment activities, as our management excludes these results when evaluating our operating performance. Standalone Adjusted EBITDA also includes estimated incremental costs of operating as a standalone company following the Separation. We use Standalone Adjusted EBITDA and believe this measure is useful to investors because it provides an estimate of our operating performance giving effect to the Separation and related transactions and additional costs that we expect to incur as a standalone company for the periods presented, and is one of the bases for comparing our operating performance with that of other companies in our industries, although our measure of Standalone Adjusted EBITDA may not be directly comparable to similar measures used by other companies.
We define Standalone Adjusted EBITDA as net income attributable to Versant before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any, and further adjusted to give effect to estimated incremental costs of commercial agreements with Comcast and estimated additional costs we expect to incur as a standalone company in certain of our corporate administrative, facilities and support functions. From time to time, we may exclude from Standalone Adjusted EBITDA the impact of certain events, gains, losses or other charges that affect the period-to-period comparability of our operating performance. Standalone Adjusted EBITDA is presented for informational purposes only and does not purport to represent what our results of operations actually would have been had we operated as a standalone company for the periods presented or to project our financial performance for any future period. Standalone Adjusted EBITDA is based on available

Versant Media Group, Inc.	B-1	2026 Proxy Statement

information, estimates and assumptions, which we believe are reasonable, although actual future results will differ from the amounts presented.
Standalone Adjusted EBITDA Margin is calculated as Standalone Adjusted EBITDA as a percentage of revenue.
RECONCILIATION FROM NET INCOME ATTRIBUTABLE TO VERSANT TO ADJUSTED EBITDA AND STANDALONE ADJUSTED EBITDA

Year Ended December 31, 2025
(in millions)

Net income attributable to Versant	$930
Net income attributable to noncontrolling interests	$1
Income tax expense	$297
Investment and other (income) loss, net	$31
Interest expense	$13
Depreciation and amortization	$1,010
Adjustments for transaction and transaction-related costs(1)	$142
Adjusted EBITDA	$2,425
Incremental costs of commercial agreements with Comcast(2)	$(186)
Incremental costs of corporate administrative, facilities and support functions(3)	$(59)
Standalone Adjusted EBITDA	$2,180
1.Transaction costs are incremental costs directly related to effectuating the Separation and primarily include legal, audit and advisory fees. Transaction-related costs are incremental costs incurred in anticipation of the Separation and primarily include IT separation and implementation costs, advisory fees and other one-time costs.

Year Ended December 31, 2025
(in millions)

Transaction costs	$36
Transaction-related costs	$106
Total transaction and transaction-related costs	$142
2.Amounts represent incremental costs of commercial agreements entered into with Comcast in connection with the Separation and primarily relate to the commercial services agreement for the sale and use of our advertising and promotional inventory.
3.Amounts represent estimated incremental costs related to corporate administrative, facilities and support functions and primarily include the recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities and insurance. Amounts were determined by comparing expected costs to amounts in the combined statements of income, inclusive of allocation for centralized functions within Comcast and allocations of costs for the use of shared assets.

Versant Media Group, Inc.	B-2	2026 Proxy Statement

VERSANT

VERSANT MEDIA GROUP, INC.
229 WEST 43RD STREET
NEW YORK, NEW YORK 10036

SCAN TO
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VERSANT MEDIA GROUP, INC.

Company Proposals — The Board of Directors recommends a vote "FOR ALL" the nominees listed in Proposal 1:

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Rebecca S. Campbell
02) Creighton Condon
03) Michael A. Conway
04) David Eun
05) Gerald L. Hassell
06) Mark Lazarus
07) W. Scott Mahoney
08) Maritza Montiel
09) David Novak
10) Leonard A. Potter

The Board of Directors recommends a vote "FOR" Proposal 2:

The Board of Directors recommends a vote "FOR ONE YEAR" on Proposal 3:

	1 Year	2 Years	3 Years	Abstain
3. Approval, on a non-binding, advisory basis, of the frequency of future non-binding advisory votes to approve named executive officer compensation	☐	☐	☐	☐

The Board of Directors recommends a vote "FOR" Proposal 4:

	For	Against	Abstain
4. Approval of Versant Media Group, Inc.'s Employee Stock Purchase Plan	☐	☐	☐

NOTE: The proxies will vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date